                                                                  EXHIBIT 10.116



                                 LEASE AGREEMENT

                                     BETWEEN

                          CAPSTONE CAPITAL CORPORATION

                                       AND

                            HAVENWYCK HOSPITAL, INC.

                               September 28, 1998

                                       For

                    HAVENWYCK HOSPITAL AND RELATED PROPERTIES
                              1525 University Drive
                             Auburn Hills, Michigan

                           1333-1376 University Drive
                             Auburn Hills, Michigan

                                 1360 Doris Road
                             Auburn Hills, Michigan



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                                TABLE OF CONTENTS



ARTICLE 1              LEASED PROPERTY; TERM......................................................................1

ARTICLE 2              RENT.......................................................................................2
         2.1           MINIMUM RENT AND ADJUSTMENTS TO MINIMUM RENT...............................................2
         2.2           CALCULATION OF INCREASES TO MINIMUM RENT...................................................2
         2.3           ADDITIONAL CHARGES.........................................................................3
         2.4           NET LEASE..................................................................................3

ARTICLE 3              IMPOSITIONS................................................................................3
         3.1           PAYMENT OF IMPOSITIONS.....................................................................3
         3.2           PRORATION OF IMPOSITIONS...................................................................4
         3.3           UTILITY CHARGES............................................................................4
         3.4           INSURANCE PREMIUMS.........................................................................4

ARTICLE 4              NO TERMINATION.............................................................................4

ARTICLE 5              OWNERSHIP OF LEASED PROPERTY ..............................................................5
         5.1           OWNERSHIP OF THE PROPERTY..................................................................5
         5.2           LESSEE'S PERSONAL PROPERTY.................................................................5

ARTICLE 6              CONDITION AND USE OF LEASED PROPERTY.......................................................5
         6.1           CONDITION OF THE LEASED PROPERTY...........................................................5
         6.2           USE OF THE LEASED PROPERTY.................................................................6
         6.3           LESSOR TO GRANT EASEMENTS..................................................................6
         6.4           REPAIRS OF THE LEASED PROPERTY BY LESSEE...................................................7

ARTICLE 7              LEGAL, INSURANCE AND FINANCIAL REQUIREMENTS................................................7
         7.1           COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS...........................................7
         7.2           LEGAL REQUIREMENT COVENANTS................................................................7

ARTICLE 8              REPAIRS; RESTRICTIONS AND ANNUAL INSPECTIONS...............................................7
         8.1           MAINTENANCE AND REPAIR.....................................................................7
         8.2           ENCROACHMENTS; RESTRICTIONS................................................................9

ARTICLE 9              CAPITAL ADDITIONS..........................................................................9
         9.1           CONSTRUCTION OF CAPITAL ADDITIONS TO THE LEASED PROPERTY...................................9
         9.2           CAPITAL ADDITIONS FINANCED BY LESSEE......................................................10
         9.3           CAPITAL ADDITIONS FINANCED BY LESSOR......................................................10
         9.4           REMODELING AND NON-CAPITAL ADDITIONS......................................................12
         9.5           SALVAGE...................................................................................12

ARTICLE 10             LIENS.....................................................................................12

ARTICLE 11             PERMITTED CONTESTS........................................................................13
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
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
ARTICLE 12             INSURANCE.................................................................................13
         12.1          GENERAL INSURANCE REQUIREMENTS............................................................13
         12.2          REPLACEMENT COST..........................................................................15
         12.3          ADDITIONAL INSURANCE......................................................................15
         12.4          WAIVER OF SUBROGATION.....................................................................15
         12.5          FORM OF INSURANCE.........................................................................15
         12.6          CHANGE IN LIMITS..........................................................................15
         12.7          BLANKET POLICY............................................................................16
         12.8          NO SEPARATE INSURANCE.....................................................................16
         12.9          INSURANCE FOR CONTRACTORS.................................................................16

ARTICLE 13             FIRE AND CASUALTY.........................................................................16
         13.1          INSURANCE PROCEEDS........................................................................16
         13.2          RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.................17
         13.3          RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE.............18
         13.4          LESSEE'S PROPERTY.........................................................................19
         13.5          RESTORATION OF LESSEE'S PROPERTY..........................................................19
         13.6          NO ABATEMENT OF THE RENT..................................................................19
         13.7          DAMAGE NEAR END OF TERM...................................................................19
         13.8          PURCHASE OR SUBSTITUTION..................................................................19
         13.9          WAIVER....................................................................................19
         13.10         PRIORITY OF PURCHASE OPTION RIGHTS........................................................19

ARTICLE 14             CONDEMNATION..............................................................................20
         14.1          PARTIES' RIGHTS AND OBLIGATIONS...........................................................20
         14.2          TOTAL TAKING..............................................................................20
         14.3          PARTIAL TAKING............................................................................20
         14.4          RESTORATION...............................................................................21
         14.5          AWARD DISTRIBUTION........................................................................21
         14.6          TEMPORARY TAKING..........................................................................21
         14.7          PURCHASE OR SUBSTITUTION..................................................................21
         14.8          PRIORITY OF PURCHASE OPTION RIGHTS........................................................21

ARTICLE 15             DEFAULT...................................................................................22
         15.1          EVENTS OF DEFAULT.........................................................................22
         15.2          REMEDIES..................................................................................23
         15.3          ADDITIONAL EXPENSES.......................................................................24
         15.4          WAIVER....................................................................................24
         15.5          APPLICATION OF FUNDS......................................................................24
         15.6          NOTICES BY LESSOR.........................................................................25

ARTICLE 16             LESSOR'S RIGHT TO CURE....................................................................25
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


ARTICLE 17             PURCHASE OF THE LEASED PROPERTY...........................................................25

ARTICLE 18             HOLDING OVER..............................................................................26

ARTICLE 19             ABANDONMENT; OBSOLESCENCE.................................................................26
         19.1          DISCONTINUANCE OF OPERATIONS ON THE LEASED PROPERTY.......................................26
         19.2          OBSOLESCENCE OF THE LEASED PROPERTY; OFFER TO PURCHASE....................................26
         19.3          CONVEYANCE OF LEASED PROPERTY.............................................................27
         19.4          OPTION TO PURCHASE........................................................................27

ARTICLE 20             SUBSTITUTION OF PROPERTY..................................................................27
         20.1          SUBSTITUTION OF PROPERTY FOR THE LEASED PROPERTY..........................................27
         20.2          CONDITIONS TO SUBSTITUTION................................................................29
         20.3          CONVEYANCE TO LESSEE......................................................................30
         20.4          EXPENSES..................................................................................30

ARTICLE 21             RISK OF LOSS..............................................................................30

ARTICLE 22             INDEMNIFICATION...........................................................................30

ARTICLE 23             SUBLETTING AND ASSIGNMENT.................................................................31
         23.1          SUBLETTING AND ASSIGNMENT.................................................................31
         23.2          NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT.............................................31
         23.3          SUBLEASE LIMITATION.......................................................................32

ARTICLE 24             OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS...........................................32
         24.1          ESTOPPEL CERTIFICATE......................................................................32
         24.2          FINANCIAL STATEMENTS AND CERTIFICATES.....................................................32

ARTICLE 25             INSPECTION................................................................................33

ARTICLE 26             QUIET ENJOYMENT...........................................................................33

ARTICLE 27             NOTICES...................................................................................34

ARTICLE 28             APPRAISAL.................................................................................35

ARTICLE 29             PURCHASE..................................................................................36
         29.1          THIRD PARTY OFFER.........................................................................36
         29.2          PROPOSED SALE.............................................................................36

ARTICLE 30             DEFAULT BY LESSOR.........................................................................37
         30.1          DEFAULT BY LESSOR.........................................................................37
         30.2          LESSEE'S RIGHT TO CURE....................................................................38

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
ARTICLE 31             ARBITRATION...............................................................................38
         31.1          CONTROVERSIES.............................................................................38
         31.2          APPOINTMENT OF ARBITRATORS................................................................38
         31.3          THIRD ARBITRATOR..........................................................................38
         31.4          ARBITRATION PROCEDURE.....................................................................38
         31.5          EXPENSES..................................................................................39

ARTICLE 32             FINANCING OF THE LEASED PROPERTY..........................................................39

ARTICLE 33             SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE.............................................39

ARTICLE 34             EXTENDED TERMS............................................................................40

ARTICLE 35             MISCELLANEOUS.............................................................................40
         35.1          NO WAIVER.................................................................................40
         35.2          REMEDIES CUMULATIVE.......................................................................40
         35.3          SURRENDER.................................................................................40
         35.4          NO MERGER OF TITLE........................................................................40
         35.5          TRANSFERS BY LESSOR.......................................................................41
         35.6          GENERAL...................................................................................41
         35.7          MEMORANDUM OF LEASE.......................................................................41
         35.8          TRANSFER OF LICENSES......................................................................41

ARTICLE 36             GLOSSARY OF TERMS.........................................................................41

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                                       iv


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                                      LEASE

         THIS LEASE ("Lease") dated as of September __, 1998 is entered into by and between CAPSTONE CAPITAL CORPORATION, a Maryland corporation, having its principal office at 1000 Urban Center Drive, Suite 630, Birmingham, Alabama
35242 ("Lessor") and HAVENWYCK HOSPITAL, INC., a Michigan corporation, having its principal office at c/o Ramsey Health Care, Inc., One Alhambra Plaza, Suite
750, Coral Gables, Florida 33134 ("Lessee").

                                    ARTICLE 1
                              LEASED PROPERTY; TERM
                              ---------------------

         Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee rents from Lessor all of Lessor's rights and interest in and to the following real property (collectively, the "Leased
Property"):

         (a) the real property more particularly described on EXHIBIT A attached hereto together with all covenants, licenses, privileges and benefits thereto belonging, and any easements, rights-of-way, rights of ingress and egress or other interests of Lessor in, on or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property, including all strips and gores adjacent to or lying between such real property and any adjacent real property (the "Land");

         (b) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind (including all alleyways and connecting tunnels, crosswalks, sidewalks, landscaping, parking lots and structures and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land, and Capital Additions financed by Lessor (but specifically excluding Capital Additions financed by Lessee), drainage and all above-ground and underground utility structures) (collectively, the "Leased
Improvements");

         (c) all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, carpet, moveable or immoveable walls or partitions and built-in oxygen and vacuum systems, all of which are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively the "Fixtures");

         (d) to the extent permitted by law, all permits, approvals and other intangible property or any interest therein now or hereafter owned or held by Lessor in connection with the Leased Property including all contract rights, agreements, trade names, water rights and reservations, zoning rights, business licenses, warranties (including those relating to construction or fabrication) related to the Leased Property or any part thereof; and





         (e) all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, and other plans and studies that relate to the Land or the Leased Improvements and are in Lessor's possession or control.

SUBJECT, HOWEVER, to the matters set forth on EXHIBIT B attached hereto (the "Permitted Exceptions"), to have and to hold for a fixed term (the "Initial Term") commencing on the date hereof (the "Commencement Date") and ending at midnight on April 30, 2010.

                                    ARTICLE 2
                                      RENT
                                      ----

         2.1 MINIMUM RENT AND ADJUSTMENTS TO MINIMUM RENT. Lessee shall pay to Lessor, without notice, demand, set off (except as set forth in Section 30.2 or Article 32 hereof) or counterclaim, in advance in lawful money of the United States of America, at Lessor's address set forth herein or at such other place or to such other person, firms or corporations as Lessor from time to time may designate in writing, Minimum Rent, as adjusted annually pursuant to Section 2.1(b) during the Term, as follows:

         (a) MINIMUM RENT. Lessee will pay to Lessor as rent (as adjusted from time to time in accordance with Section 2.1(b), the "Minimum Rent") for the Leased Property the annual sum of $1,262,770, payable in advance in 12 equal, consecutive monthly installments of $105,230.83, on the first day of each calendar month of the Term. Minimum Rent shall be prorated as to any partial month, and is subject to adjustment as provided in Sections 2.1(b), 9.3(b)(iv) and 20.1 below; and

         (b) INCREASES TO MINIMUM RENT. On April 12, 1999, and on each anniversary of such date thereafter (each such annual date individually referred to as the "Adjustment Date") throughout the remainder of the Initial Term and any Extended Terms, the then-current Minimum Rent shall be increased annually effective at such Adjustment Date (i) in the case of the first Adjustment Date, by 93.889145% of the increase in the Consumer Price Index from April 12, 1997, to the date immediately preceding the first Adjustment Date and, (ii) in the case of each Adjustment Date thereafter, by 100% of the increase in the Consumer Price Index from the immediately preceding Adjustment Date to the date immediately preceding such Adjustment Date; provided that the increase on any Adjustment Date shall not exceed three percent of the Minimum Rent in effect on the date immediately preceding such Adjustment Date.

         (c) PAYMENT OF MINIMUM RENT. All payments of Minimum Rent shall be made in lawful money of the United States by wire transfer of same day funds to Lessor's account #0000040999 at First Commercial Bank, Birmingham, Alabama, ABA Routing #062003605, Attention: Todd Beard, with advice to John W. Tyson at (205) 967-2092 (or such other account or location specified by Lessor from time to time in writing) on or before 2:00 p.m., Birmingham time, on any Business Day.

         2.2 CALCULATION OF INCREASES TO MINIMUM RENT. On or about each Adjustment Date, Lessor will calculate the increase in the Minimum Rent pursuant to the provisions of Section 2.1(b) and will provide Lessee with written notice of same.


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         2.3 ADDITIONAL CHARGES. Lessee will also pay and discharge as and when due (a) all other amounts, liabilities, obligations and Impositions, which Lessee assumes or agrees to pay under this Lease including, to the extent applicable, any condominium association dues, assessments or other charges, and
(b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) above, Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute or otherwise, in the case of non-payment of the Additional Charges, as well as the Minimum Rent. If any installment of Minimum Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Lessor) shall not be paid within ten days after the date when due, Lessee will pay Lessor on demand, as Additional Charges, interest (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date when due to the date of payment in full thereof. In the event Lessor provides Lessee with written notice of failure to timely pay any installment of Minimum Rent or any Additional Charges pursuant to Section 15.1(b) more than three times within any twelve-month period, Lessee shall pay an administrative fee to Lessor in the amount of $500.00 for each additional written notice Lessor gives pursuant to Section 15.1(b) during the next twelve months. To the extent that Lessee pays any Additional Charges to Lessor or the Facility Mortgagee pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which such Additional Charges would otherwise be due. Additional Charges shall be deemed Rent hereunder.

         2.4 NET LEASE. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Minimum Rent and the payments of Additional Charges throughout the Term but subject to any provisions of this Lease which expressly provide for payments by Lessor or the adjustment of the Rent or other charges.

                                    ARTICLE 3
                                   IMPOSITIONS
                                   -----------

         3.1 PAYMENT OF IMPOSITIONS. Subject to Article 11 relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and Lessee will promptly, upon request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions and the amount thereof shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term hereof as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock. Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article 15. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where filing is required. Lessor and Lessee will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, and Lessee is obligated for the same hereunder, Lessee will be provided with copies of assessment notices in sufficient time for Lessee to file a protest. Lessee may, upon giving 30 days' prior written notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, if requested by Lessee and at Lessee's expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of an invoice therefor and payments thereof which identify the personal property with respect to which such payments are made. Lessor will cooperate with Lessee in order that Lessee may fulfill its obligations hereunder, including the execution of any instruments or documents reasonably requested by Lessee.

         3.2 PRORATION OF IMPOSITIONS. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's and Lessor's obligation to pay their respective prorated shares thereof shall survive such termination.

         3.3 UTILITY CHARGES. Lessee will, or will cause Tenants to, contract for, in its own name, and will pay or cause to be paid all charges for, electricity, power, gas, oil, water and other utilities used in the Leased Property during the Term.

         3.4 INSURANCE PREMIUMS. Lessee will contract for, in its own name, and will pay or cause to be paid all premiums for, the insurance coverage required to be maintained by Lessee pursuant to Article 12 during the Term.

                                    ARTICLE 4
                                 NO TERMINATION
                                 --------------

         Except as provided in this Lease, Lessee shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any damage to, or destruction of, the Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, except as otherwise provided in Articles 13 or 14, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title, (c) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee or to which Lessor and Lessee are parties,
(d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) for any other cause whatsoever whether similar or dissimilar to any of the foregoing. Lessee hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim or seek any damages it may have against Lessor as a result of a breach by Lessor of the terms of this Lease.

                                    ARTICLE 5
                          OWNERSHIP OF LEASED PROPERTY
                          ----------------------------

         5.1 OWNERSHIP OF THE PROPERTY. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

         5.2 LESSEE'S PERSONAL PROPERTY. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements any items of personal property, and may remove, replace or substitute for the same from time to time in the Ordinary Course of Business. Lessee shall provide and maintain during the entire Term all such personal property as shall be necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.

                                    ARTICLE 6
                      CONDITION AND USE OF LEASED PROPERTY
                      ------------------------------------

         6.1 CONDITION OF THE LEASED PROPERTY. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined and otherwise acquired knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purpose hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, SUITABILITY, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT


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



THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT IN ALL RESPECTS.

         6.2      USE OF THE LEASED PROPERTY.

         (a) After the Commencement Date and during the entire Term, Lessee shall use or cause to be used the Leased Property and the improvements thereon as a licensed behavioral services facility providing diversified treatment programs for adults and at-risk and troubled youth, including residential out-patient and day treatment programs, and for such other uses as may be necessary in connection with or incidental to such use (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed.

         (b) Lessee covenants that it will obtain and maintain all material approvals needed to use and operate the Leased Property and the Facility for the Primary Intended Use in compliance with all applicable Legal Requirements.

         (c) Lessee covenants and agrees that during the Term it will use its reasonable best efforts to operate continuously the Leased Property in accordance with its Primary Intended Use and to maintain its certifications for reimbursement, if any, and licensure and its accreditation, if compliance with accreditation standards is required to maintain the operations of the Facility and if a failure to comply would adversely affect operations of the Facility.

         (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility or cause or permit any nuisance thereon.

         (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition whether or not financed by Lessor, to be used in such a manner as (i) is reasonably likely to impair Lessor's estate therein or in any portion thereof, or (ii) is reasonably likely to result in a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

         (f) Lessee will not utilize any Hazardous Materials on the Leased Property except in accordance with applicable Legal Requirements and will not permit any contamination which may require remediation under any applicable Hazardous Materials Law. Lessee agrees not to dispose of any Hazardous Materials or substances within the sewerage system of the Leased Property, and that it will handle all "red bag" wastes in accordance with applicable Hazardous Materials Laws.

         6.3 LESSOR TO GRANT EASEMENTS. Lessor will, from time to time, at the request of Lessee and at Lessee's cost and expense, but subject to the approval of Lessor (a) grant easements and other rights in the nature of easements, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property, and (f) execute and deliver to any person such instruments as may be necessary or appropriate to confirm or effect such grants, releases, dedications and transfers (to


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



the extent of its interest in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating (and such other information as Lessor may reasonably require confirming) that such grant, release, dedication, transfer, petition or amendment is required or beneficial for and not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not reduce the value thereof in any material respect.

         6.4 REPAIRS OF THE LEASED PROPERTY BY LESSEE. Lessee acknowledges that as part of the consideration for Lessor to purchase the Leased Property and lease it to Lessee pursuant to this Lease is the agreement of Lessee to make certain repairs. Therefore, Lessee agrees to use reasonable commercial efforts to complete the repairs, at Lessee's sole expense, set forth on EXHIBIT C attached hereto within 30 days after the Commencement Date.

                                    ARTICLE 7
                   LEGAL, INSURANCE AND FINANCIAL REQUIREMENTS
                   -------------------------------------------

         7.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS. Subject to
Article 11 relating to permitted contests, Lessee, at its expense, will promptly
(a) comply with all material Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural change in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property, and (b) directly or indirectly with the cooperation of Lessor, but at Lessee's sole cost and expense, procure, maintain and comply with all material licenses, certificates of need, if any, and other authorizations required for (i) any use of the Leased Property then being made, and for (ii) the proper erection, installation, operation and maintenance of the Leased Improvements or any part thereof, including any Capital Additions.

         7.2 LEGAL REQUIREMENT COVENANTS. Lessee covenants and agrees that the Leased Property shall not be used for any unlawful purpose. Lessee shall, directly or indirectly with the cooperation of Lessor, but at Lessee's sole cost and expense, acquire and maintain all material licenses, certificates, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use and any other use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and Lessee's maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all applicable Legal Requirements.

                                    ARTICLE 8
                  REPAIRS; RESTRICTIONS AND ANNUAL INSPECTIONS
                  --------------------------------------------

         8.1      MAINTENANCE AND REPAIR.

         (a) Lessee, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto in reasonably good order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements, the age of the Leased Property or any portion thereof), and except as otherwise provided in Articles 13 and 14, with reasonable promptness will make all necessary and appropriate repairs thereto of every kind and nature (including remodeling to the extent necessary to maintain the Leased Property in a condition substantially the same as exists on the date hereof), whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to or after the commencement of the Term of this Lease (concealed or otherwise). All repairs and remodeling shall, to the extent reasonably achievable, be at least equivalent in quality to the original work and shall be accomplished by Lessee or a party selected by Lessee. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or usefulness of the Leased Property or any part thereof for the Primary Intended Use. If Lessee fails to perform any of its obligations hereunder, or if Lessor reasonably determines that action is necessary and is not being taken, Lessor may, on giving 30 days' written notice to Lessee (other than in a case reasonably deemed by Lessor to be an emergency, in which case no such notice shall be required), without demand on Lessee, perform any such obligations in such manner and to such extent and take such other action as Lessor may deem appropriate in the event that Lessee has not timely commenced to perform such obligation or take such action, and all costs, expenses and charges of Lessor relating to any such action shall constitute Additional Charges and shall be payable by Lessee to Lessor in accordance with Section 2.3.

         (b) Except for the use of any insurance proceeds (to the extent required by Sections 13.1 and 13.2) and any Award (to the extent required by
Section 14.3) Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease, or to maintain the Leased Property in any way.

         (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any particular labor or services or the furnishing of any particular materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the finishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property or any portion thereof.

         (d) Unless Lessor shall convey any of the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee will, upon the expiration or prior termination of this Lease, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Property in good order and repair during the entire
Term), damage caused by the gross negligence or willful acts of Lessor, and damage or destruction described in Article 13 or resulting from a Taking described in Article 14 which Lessee is not required by the terms of this Lease to repair or restore, and except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease.

         8.2 ENCROACHMENTS; RESTRICTIONS. If any of the Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any applicable Legal Requirement, lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor, Lessee shall at its expense, subject to its right to contest the existence of any such encroachment, violation or impairment, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee, or (b) make such changes in the Improvements, and take such other actions, as Lessor in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Facility for the Primary Intended Use substantially in the manner and to the extent the Facility was operated prior to the assertion of such violation or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article 9. Lessee's obligations under this
Section 8.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Lessee shall be entitled to a credit for any sums recovered by Lessor under any such policy of title or other insurance.

                                    ARTICLE 9
                                CAPITAL ADDITIONS
                                -----------------

         9.1      CONSTRUCTION OF CAPITAL ADDITIONS TO THE LEASED PROPERTY.

         (a) If no Event of Default shall have occurred and be continuing, Lessee shall have the right, upon and subject to the terms and conditions set forth below, to construct or install Capital Additions on the Leased Property with the prior written consent of Lessor; provided that Lessor's consent shall not be required for any Capital Addition, the estimated cost of which, when added to the estimated cost of all other Capital Additions commenced within the same calendar year, does not exceed $200,000; and provided further that Lessee shall not be permitted to create any Encumbrance on the Leased Property in connection with such Capital Addition without first complying with Section 9.1(b) hereof. Prior to commencing construction of any Capital Addition, Lessee shall submit to Lessor in writing a proposal setting forth in reasonable detail any proposed Capital Addition and shall provide to Lessor such plans and specifications, permits, licenses, contracts and other information concerning the proposed Capital Addition as Lessor may reasonably request. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition and the use or uses to which it will be put.

         (b) Prior to commencing construction of any Capital Addition (other than a Capital Addition, the Capital Addition Cost of which is reasonably projected not to exceed $200,000 or a Capital Addition financed solely by Lessee or an Affiliate of Lessee), Lessee shall first request Lessor to provide funds to pay for such Capital Addition in accordance with the provisions of Section
9.3. If Lessor declines or is unable to provide such financing on terms acceptable to Lessee in Lessee's sole discretion, or if Lessee is prohibited under the terms of any credit facility from borrowing from Lessor, then Lessee may arrange or provide other financing, subject to the provisions of Section
9.2. Lessor shall reasonably cooperate with Lessee regarding the grant of any consents or easements or the like necessary or appropriate in connection with any Capital Addition; provided that no Capital Addition shall be made which would tie in or connect any Leased Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the Land covered by this Lease) including tie-ins of buildings or other structures or utilities, unless Lessee shall have obtained the prior written approval of Lessor, which approval shall not be unreasonably withheld. All proposed Capital Additions shall be architecturally integrated into and consistent with the Leased Property.

         9.2 CAPITAL ADDITIONS FINANCED BY LESSEE. If Lessee finances or arranges to finance any Capital Addition with a party other than Lessor or if Lessee pays cash for any Capital Addition, this Lease shall be and hereby is amended to provide as follows:

         (a) There shall be no adjustment in the Minimum Rent by reason of any such Capital Addition.

         (b) Upon the expiration or earlier termination of this Lease, Lessor shall compensate Lessee for all Capital Additions paid for or financed by Lessee in any of the following ways:

                  (i) By purchasing all Capital Additions paid for by Lessee from Lessee for cash in the amount of the Fair Market Added Value at the time of purchase by Lessor of all such Capital Additions paid for or financed by Lessee; or

                  (ii) Such other arrangement regarding such compensation as shall be mutually acceptable to Lessor and Lessee.

Any amount owed by Lessee to Lessor under this Lease at such termination or expiration may be deducted from any compensation for Capital Additions payable by Lessor to Lessee under this Section 9.2.

         9.3      CAPITAL ADDITIONS FINANCED BY LESSOR.

         (a) If so required by Section 9.1, Lessee shall request that Lessor provide or arrange financing for a Capital Addition by providing to Lessor such information about the Capital Addition as Lessor may reasonably request (a "Request"), including all information referred to in Section 9.1 above. Lessor may, but shall be under no obligation to provide or obtain the funds necessary to meet the Request. Within 30 days of receipt of a Request, Lessor shall notify Lessee as to whether it will finance the proposed Capital Addition and, if so, the terms and conditions upon which it would do so, including the terms of any amendment to this Lease. In the case of any proposed financing to be provided by Lessor, in no event (i) shall the portion of the projected Capital Addition Cost comprised of land (if any), materials, labor charges and fixtures be less than 90% of the total amount of such cost, or (ii) shall Lessee or any of its Affiliates be entitled to any commission or development fee, directly or indirectly, as a portion of the Capital Addition Cost. Any Capital Addition not financed by Lessor must still be approved in writing by Lessor pursuant to the terms of Section 9.1 hereof, which consent will not be unreasonably withheld. Lessee may withdraw its Request by notice to Lessor at any time before or after receipt of Lessor's terms and conditions.

         (b) If Lessor agrees to finance the proposed Capital Addition, Lessor's obligation to advance any funds shall be subject to receipt of all of the following, in form and substance reasonably satisfactory to Lessor:

                  (i) such loan documentation as may be required by Lessor;

                  (ii) any information, certificates, licenses, permits or documents requested by Lessor, or by any lender with whom Lessor has agreed or may agree to provide financing, which are necessary or appropriate to confirm that Lessee will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals;

                  (iii) an Officer's Certificate and, if requested, a certificate from Lessee's architect, setting forth in detail reasonably satisfactory to Lessor the projected (or actual, if available) cost of the proposed Capital Addition;

                  (iv) an amendment to this Lease, duly executed and acknowledged, in form and substance satisfactory to Lessor and Lessee (the "Lease Amendment"), containing such provisions as may be necessary or appropriate due to the Capital Addition, including any appropriate changes in the legal description of the Land and the Rent, all such changes to be mutually agreed upon by Lessor and Lessee;

                  (v) if appropriate, a deed conveying title to Lessor to any land and improvements or other rights acquired for the purpose of constructing the Capital Addition, free and clear of any liens or encumbrances except those approved in writing by Lessor and, both prior to and following completion of the Capital Addition, an as-built survey thereof reasonably satisfactory to Lessor;

                  (vi) if appropriate, endorsements to any outstanding policy of title insurance covering the Leased Property or a supplemental policy of title insurance covering the Leased Property reasonably satisfactory in form and substance to Lessor (A) updating the same without any additional exceptions, except as may be permitted by Lessor; and (B) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition (except to the extent covered by the owner's policy of title insurance referred to in subparagraph (vii) below);

                  (vii) if required by Lessor, (A) an owner's policy of title insurance insuring fee simple title to any land conveyed to Lessor pursuant to subparagraph (v), free and clear of all liens and encumbrances except those approved by Lessor and (B) a lender's policy of title insurance satisfactory in form and substance to Lessor and the Lending Institution advancing any portion of the Capital Addition Cost;

                  (viii) if required by Lessor upon completion of the Capital Addition, an M.A.I appraisal of the Leased Property; and

                  (ix) such other certificates (including endorsements increasing the insurance coverage, if any, at the time required by
         Section 12.1), documents, customary opinions of Lessee's counsel, appraisals, surveys, certified copies of duly adopted resolutions of the Board of Directors of Lessee authorizing the execution and delivery of the Lease Amendment and any other instruments or documents as may be reasonably required by Lessor.

         (c) Upon making a Request to finance a Capital Addition, whether or not such financing is actually consummated, Lessee shall pay the reasonable costs and expenses of Lessor and any Lending Institution which has committed to finance such Capital Addition paid or incurred in connection with the financing of the Capital Addition, including (i) the fees and expenses of their respective counsel, (ii) the amount of any recording or transfer taxes and fees, (iii) documentary stamp taxes, if any, (iv) title insurance charges, (v) appraisal fees, if any, and (vi) commitment fees, if any.

         9.4 REMODELING AND NON-CAPITAL ADDITIONS. Lessee shall have the right and the obligation to make additions, modifications or improvements to the Leased Property which are not Capital Additions, including tenant improvements made in connection with the Tenant Leases, from time to time as may reasonably be necessary for its uses and purposes and to permit Lessee to comply fully with its obligations set forth in this Lease; provided that such action will be undertaken expeditiously, in a workmanlike manner and will not significantly alter the character or purpose or detract from the value or operating efficiency of the Leased Property and will not significantly impair the revenue producing capability of the Leased Property or adversely affect the ability of Lessee to comply with the provisions of this Lease. Title to all non-Capital Additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and, upon expiration or earlier termination of this Lease, shall pass to and become the property of Lessor.

         9.5 SALVAGE. All materials which are scrapped or removed in connection with the making of either Capital Additions permitted by Section 9.1 or repairs required by Article 8 shall be or become the property of Lessee; provided that Lessor may require Lessee to dispose of such materials and retain the net proceeds thereof.

                                   ARTICLE 10
                                      LIENS
                                      -----

         Subject to the provisions of Article 11 relating to permitted contests, Lessee will not directly or indirectly create or suffer to exist and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, set forth in EXHIBIT B attached hereto, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of Section 6.4 of this Lease, (d) liens for those taxes of Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by Article 23, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested in accordance with the provisions of Article 11, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed for more than 60 days after the completion of the action (including any appeal from any judgment rendered therein) giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested in accordance with the provisions of Article 11, and
(h) any Encumbrance placed on the Leased Property by Lessor.

                                   ARTICLE 11
                               PERMITTED CONTESTS
                               ------------------

         Lessee, after ten days' prior written notice to Lessor, on its own or on Lessor's behalf (or in Lessor's name), but at Lessee's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim (collectively "Charge") not otherwise permitted by Article 10, which is required to be paid or discharged by Lessee or any Tenant; provided that (a) in the case of an unpaid Charge, the commencement and continuation of such proceedings, or the posting of a bond or certificate of deposit as may be permitted by applicable law, shall suspend the collection thereof from Lessor and from the Leased Property; (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; (c) Lessor would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (d) in the event that any such contest shall involve a sum of money or potential loss in excess of $50,000.00, then Lessee shall deliver to Lessor and its counsel an Officer's Certificate as to the matters set forth in clauses (a), (b) and (c) and such opinions of legal counsel to Lessee as Lessor may reasonably request; (e) in the case of an Insurance Requirement, the coverage required by Article 12 shall be maintained; and (f) if such contest be finally resolved against Lessor or Lessee, Lessee shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or otherwise comply with the applicable Charge; provided further that nothing contained herein shall be construed to permit Lessee to contest the payment of the Rent, or any other sums payable by Lessee to Lessor hereunder. Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Lessee or if Lessor so desires and then at its own expense, Lessor shall join as a party therein. Lessor shall do all things reasonably requested by Lessee in connection with such action. Lessee shall indemnify and save Lessor harmless against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

                                   ARTICLE 12
                                    INSURANCE
                                    ---------

         12.1 GENERAL INSURANCE REQUIREMENTS. During the Term of this Lease, Lessee shall at all times keep the Leased Property, and all property located in or on the Leased Property insured with the kinds and amounts of insurance described below and written by companies reasonably acceptable to Lessor authorized to do insurance business in the state in which the Leased Property is located. The policies must name Lessor as an additional insured and losses shall be payable to Lessor and/or Lessee as provided in Article 13. In addition, the policies shall name as an additional insured the holder ("Facility Mortgagee") of any mortgage, deed of trust or other security agreement securing any Encumbrance placed on the Leased Property or any part thereof in accordance with the provisions of Article 32 ("Facility Mortgage"), if any, by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment in excess of $100,000.00 shall require the written consent of Lessor and each affected Facility Mortgagee. Evidence of insurance shall be deposited with Lessor and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage which constitutes a first lien on the Leased Property requires deposits of insurance to be made with such Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to such Facility Mortgagee or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. The policies on the Leased Property, including the Leased Improvements and the Fixtures, shall insure against the following risks:

         (a) Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as "All Risk" and all physical loss perils, including sprinkler leakage and business interruption, in an amount not less than 90% of the then Full Replacement Cost thereof (as defined below in Section 12.2) after deductible with a replacement cost endorsement sufficient to prevent Lessee from becoming a co-insurer together with an agreed value endorsement;

         (b) Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus now or hereafter installed in the Facility, in such limits with respect to any one accident as may be reasonably requested by Lessor from time to time;

         (c) Loss or damage by hurricane and earthquake in the amount of the Full Replacement Cost, after deductible;

         (d) Loss of rental under a business interruption insurance policy covering risk of loss during the first 12 months of reconstruction necessitated by the occurrence of any of the hazards described in Sections 12.1(a), 12.1(b) or 12.1 (c), in an amount sufficient to prevent Lessee from becoming a co-insurer; provided that in the event that Lessee shall not be in default hereunder and Lessor shall receive any proceeds from such rental insurance which, when added to rental amounts received with respect to the applicable time period, exceed the amount of rental owed by Lessee hereunder, Lessor shall immediately pay such excess to Lessee;

         (e) Claims for personal injury or property damage under a policy of comprehensive general public liability insurance including insurance against assumed or contractual liability including indemnities under this Lease, with amounts not less than $5,000,000.00 per occurrence in respect of bodily injury and death and $10,000,000.00 for property damage; provided that if it becomes customary for tenants occupying similar buildings in the same City where the Leased Property is located to be required to provide liability coverage with higher limits than the foregoing, then Lessee shall provide Lessor with an insurance policy with coverage limits that are not less than such customary limits; and

         (f) Flood (when the Leased Property is located in whole or in part within a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area and if available from insurance companies authorized to do business in the state in which the Leased Property is located.

         12.2 REPLACEMENT COST. The term "Full Replacement Cost" as used herein shall mean the actual replacement cost of the Facility from time to time, including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy. In the event Lessor or Lessee believes that the Full Replacement Cost has increased or decreased at any time during the Term, it shall have the right at its own expense to have such Full Replacement Cost redetermined by the insurance company which is then providing the largest amount of casualty insurance carried on the Leased Property, hereinafter referred to as the "impartial appraiser". The party desiring to have the Full Replacement Cost so redetermined shall forthwith, on receipt of such determination by the impartial appraiser, give written notice thereof to the other party hereto. The determination of such impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Article to the amount so determined by the impartial appraiser.

         12.3 ADDITIONAL INSURANCE. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required from time to time by any Facility Mortgagee which is consistent with insurance coverage for similar properties in the city, county and state where the Leased Property is located, or required pursuant to any applicable Legal Requirement, and shall at all times maintain or cause to be maintained adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property, in accordance with all applicable Legal Requirements.

         12.4 WAIVER OF SUBROGATION. All insurance policies carried by either party covering the Leased Property, the Fixtures and/or the Facility, including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such a waiver clause or endorsement so long as the same is obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may request and pay the same, but shall not be obligated to do so.

         12.5 FORM OF INSURANCE. All of the policies of insurance referred to in this Section shall be written in form reasonably satisfactory to Lessor by insurance companies reasonably satisfactory to Lessor; provided that the deductibles for insurance required by Sections 12.1(a) through 12.1 (d) shall be no greater than $50,000.00 and the deductible for coverage required by Section 12.1(e) shall be no greater than $100,000.00. Lessee shall pay all premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, at least 30 days prior to the expiration of the existing policy). In the event of the failure of Lessee to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to enact such insurance and pay the premiums therefor, which premiums shall be repayable by Lessee to Lessor upon written demand therefor, and failure to repay the same shall constitute an Event of Default within the meaning of Section 15.1(c). Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor prior written notice before the policy or policies in question shall be altered, allowed to expire or canceled.

         12.6 CHANGE IN LIMITS. In the event that Lessor shall at any time reasonably and in good faith believe the limits of the personal injury, property damage or general public liability insurance then carried to be insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance shall be determined by an impartial third party selected by the parties the costs of which shall be divided equally between the parties. Such redeterminations, whether made by the parties or by arbitration, shall be made no more frequently than every year. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts reasonably required by any Facility Mortgagee.

         12.7 BLANKET POLICY. Notwithstanding anything to the contrary contained in this Section, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under separate policies meeting all other requirements of this Lease; provided further that the requirements of this Article 12 are otherwise satisfied.

         12.8 NO SEPARATE INSURANCE. Without the prior written consent of Lessor, Lessee shall not, on Lessee's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article 12 to be furnished by, or which may reasonably be required by a Facility Mortgagee to be furnished by, Lessee, or increase the amounts of any then-existing insurance required under this Article 12 by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insureds and the loss is payable under said insurance in the same manner as losses are required to be payable under this Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then-existing insurance required under this Article 12 by securing an additional policy or additional policies.

         12.9 INSURANCE FOR CONTRACTORS. If Lessee shall engage or cause to be engaged any contractor to perform work on the Leased Property, Lessee shall require such contractor to carry and maintain insurance coverage comparable to the foregoing requirements, at no expense to Lessor; provided that in cases where such coverage is excessive in relation to the work being done, Lessee may allow any such contractor to carry or maintain alternative coverage in reasonable amounts upon Lessor's prior written consent, which shall not be unreasonably withheld.

                                   ARTICLE 13
                                FIRE AND CASUALTY
                                -----------------

         13.1 INSURANCE PROCEEDS. All proceeds payable by reason of any loss or damage to the Leased Property or any portion thereof, and insured under any policy of insurance required by Article 12 of this Lease shall be paid to Lessor and held by Lessor in trust (subject to the provisions of Section 13.7) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time to time for the reasonable cost of such reconstruction or repair in accordance with this Article 13 after Lessee has expended an amount equal to or exceeding the deductible under any applicable insurance policy. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall be retained by Lessee free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article 13; provided that in the event neither Lessor nor Lessee is required or elects to repair or restore the Leased Property, then all such insurance proceeds shall be retained by Lessor. All salvage resulting from any risk covered by insurance shall belong to Lessee, including any salvage relating to Capital Additions paid for by Lessee.

         13.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.

         (a) FACILITY RENDERED UNSUITABLE FOR ITS PRIMARY INTENDED USE. Except as provided in Section 13.7, if during the Term, the Facility is totally or partially destroyed from a risk covered by the insurance described in Article 12 and the Facility thereby is rendered Unsuitable for its Primary Intended Use, such damage or destruction shall not terminate this Lease and all of Lessee's obligations with respect to payment of the Rent shall continue in full force and effect and shall not be affected thereby and Lessee shall either:

                  (i) apply all proceeds payable with respect thereto to restore the Facility to substantially the same condition as existed immediately prior to such damage or destruction, or

                  (ii) offer either (A) to acquire the Leased Property from Lessor for a purchase price equal to the Minimum Purchase Price of the Leased Property immediately prior to such damage or destruction or (B) to substitute a new property or properties for the Leased Property pursuant to and in accordance with the provisions of Article 20 (which offers Lessor may in its sole discretion refuse).

Lessee shall give written notice to Lessor within 60 days after the date of such damage or destruction whether Lessee chooses option (i) or option (ii), and if either option (i) or option (ii) is chosen, such notice shall be accompanied by the offer referred to therein. In the event Lessee fails to give such notice or does not make an offer under either option (i) or option (ii), Lessee shall promptly proceed to restore the Facility to substantially the same condition as existed immediately prior to the damage or destruction. If Lessor does not accept Lessee's offer to substitute for or purchase the Leased Property within 30 days after the date of such offer, Lessee's offer shall be deemed withdrawn on such 30th day and Lessee shall promptly proceed to restore the Facility to substantially the same condition as existed immediately prior to such damage for destruction. If Lessor accepts Lessee's offer to substitute for or purchase the Leased Property, Lessee shall be entitled to retain the insurance proceeds.

         (b) FACILITY NOT RENDERED UNSUITABLE FOR ITS PRIMARY INTENDED USE. Except as provided in Section 13.7, if during the Term, the Facility is partially destroyed from a risk covered by the insurance described in Article 12, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Facility to substantially the same condition as existed immediately prior to the damage or destruction and such damage or destruction shall not terminate this Lease and all of Lessee's obligations hereunder, including Lessee's obligations with respect to the payment of the Rent, shall continue in full force and effect and shall not be affected thereby; provided that if Lessee cannot within a reasonable time obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as immediately prior to such damage or destruction, then Lessee may either offer
(A) to acquire that Leased Property from Lessor for a purchase price equal to the Minimum Purchase Price immediately prior to such damage or destruction, or
(B) to substitute a new property or
properties for the Leased Property pursuant to and in accordance with the provisions of Article 20 (which offers Lessor in its sole discretion may refuse.)

Lessee shall give written notice to Lessor within 60 days after the date of such damage or destruction whether Lessee chooses option (A) or option (B), and if option (A) or (B) is chosen, such notice shall be accompanied by the offer referred to therein. In the event Lessee fails to give such notice or does not make an offer under either option (A) or option (B), Lessee shall, to the extent practical and permitted by applicable Legal Requirements, promptly proceed to restore the Facility to substantially the same condition as existed immediately prior to the damage or destruction. If Lessor does not accept Lessee's offer to substitute for or purchase the Leased Property within 30 days after the date of such offer, Lessee's offer shall be deemed withdrawn on such 30th day and Lessee shall, to the extent practical and permitted by applicable Legal Requirements, promptly proceed to restore the Facility to substantially the same condition as existed immediately prior to such damage for destruction. If Lessor accepts Lessee's offer to substitute for or purchase the Leased Property, Lessee shall be entitled to retain the insurance proceeds.

         13.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. Except as provided in Section 13.7, if during the Term the Facility is totally or materially destroyed from a risk (including earthquake) not covered by the insurance described in Article 12, whether or not such damage or destruction renders the Facility Unsuitable for Its Primary Intended Use, Lessee shall at its option:

                  (i) restore the Facility to substantially the same condition it was in immediately prior to such damage or destruction and such damage or destruction shall not terminate this Lease, and all of Lessee's obligations hereunder, including Lessee's obligations with respect to the payment of the Rent, shall continue in full force and effect and not be affected thereby, or

                  (ii) offer either (A) to acquire the Leased Property from Lessor for a purchase price equal to the Minimum Purchase Price immediately prior to such damage or destruction, or (B) to substitute a new property or properties for the Leased Property pursuant to and in accordance with the provisions of Article 20 (which offers Lessor in its sole discretion may refuse); provided that if such damage or destruction is not material in the reasonable opinion of Lessor, Lessee shall restore the Facility to substantially the same condition as existed immediately prior to any such damage or destruction.

Lessee shall give written notice to Lessor within 60 days after the date of such damage or destruction whether Lessee chooses option (i) or option (ii), and if option (ii) is chosen such notice shall be accompanied by the offer referred to therein. If Lessor does not accept Lessee's offer to substitute for or purchase the Leased Property within 30 days after the date of such offer, Lessee's offer shall be deemed to be withdrawn on such 30th day, and Lessee may elect either to
(i) promptly proceed to restore the Facility to substantially the same condition as existed immediately prior to such damage or (ii) treat such damage and destruction as a total Taking of such Facility under Section 14.2, and the provisions of said Section 14.2 shall apply to the rights of the parties and all insurance proceeds payable in connection with such damage or destruction shall be treated as if such proceeds constituted an "Award" under said Section 14.2. If Lessor accepts Lessee's offer to substitute for or purchase the Leased Property, Lessee shall be entitled to retain the insurance proceeds.

         13.4 LESSEE'S PROPERTY. Lessee shall use any insurance proceeds payable by reason of any loss of or damage to any of the Lessee's personal property to restore such personal property to the Leased Property with items of substantially equivalent value to the items being replaced.

         13.5 RESTORATION OF LESSEE'S PROPERTY. If Lessee is required or elects to restore the Facility as provided in Sections 13.2 or 13.3, Lessee shall also restore the Lessee's personal property related thereto as required by Section
13.4 and all Capital Additions paid for or financed by Lessor. Insurance proceeds payable by reason of damage to Capital Additions paid for or financed by Lessor shall be paid to Lessor and Lessor shall hold such insurance proceeds in trust to pay the cost of repairing or replacing such Capital Additions in the event Lessee does not purchase or substitute other property or properties for the Leased Property. Notwithstanding anything to the contrary set forth herein, Lessee shall not be obligated to restore any of the Leased Property to the extent any insurance proceeds are retained by Lessor or any Facility Mortgagee.

         13.6 NO ABATEMENT OF THE RENT. This Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during any period required for repair and restoration.

         13.7 DAMAGE NEAR END OF TERM. Notwithstanding any provisions of Sections 13.2 or 13.3 to the contrary, if damage to or destruction of the Facility occurs during the last 12 months of the Term, and if such damage or destruction cannot be fully repaired and restored within the lesser of (i) six months or (ii) the period remaining in the Term immediately following the date of loss, then either party shall have the right to terminate this Lease by giving notice of termination to the other within 30 days after the date of such damage or destruction, in which event Lessor shall be entitled to retain the insurance proceeds and Lessee shall pay to Lessor on demand the amount of any deductible or uninsured loss arising in connection therewith; provided that any such notice given by Lessor shall be void and of no force and effect if Lessee exercises an available option to extend the Term for one Extended Term, or one additional Extended Term, as the case may be, within 30 days following receipt of such termination notice.

         13.8 PURCHASE OR SUBSTITUTION. In the event Lessor accepts any offer by Lessee to purchase the Leased Property or to substitute a property or properties for the Leased Property, this Lease shall terminate upon payment of the purchase price and execution and delivery of all documentation in accordance with Article 17, or execution and delivery of all documents required in connection with a Substitute Property under Article 20. Lessor shall remit to Lessee, or in the case of a purchase allow Lessee a credit toward the purchase price, an amount equal to all insurance proceeds being held in trust by Lessor.

         13.9 WAIVER. Lessee hereby knowingly and expressly waives any statutory or common law rights of termination which may arise by reason of any damage or destruction of the Facility.

         13.10 PRIORITY OF PURCHASE OPTION RIGHTS. Notwithstanding anything to the contrary set forth herein, Lessee's purchase option rights under Section
19.4 and Article 29 hereof shall supersede the terms and conditions set forth in this Article 13, and notwithstanding the occurrence of any of the events set forth in this Article 13, Lessee shall at its sole option and discretion, be entitled to exercise its purchase option rights under Section 19.4 and Article 29 hereof, as applicable.

                                   ARTICLE 14
                                  CONDEMNATION
                                  ------------

         14.1 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any Taking of all or any part of the Leased Property or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article 14.

         14.2 TOTAL TAKING. If there is a Taking of all of the Leased Property by Condemnation, this Lease shall terminate on the Date of Taking, and the Minimum Rent and all Additional Charges paid or payable hereunder shall be apportioned and paid to the Date of Taking and Lessor shall pay to Lessee the excess of any Award over the Minimum Purchase Price.

         14.3 PARTIAL TAKING. If there is a Taking of a portion of the Leased Property by Condemnation such that the Facility is not thereby rendered Unsuitable for Its Primary Intended Use, this Lease shall not terminate and all of Lessee's obligations hereunder, including Lessee's obligations with respect to the payment of the Rent, shall continue in full force and effect and shall not be affected thereby. If, however, the Facility is thereby rendered Unsuitable for Its Primary Intended Use, Lessee shall either at its sole option:

                  (i) at Lessee's expense, restore the Facility, to the extent possible, to substantially the same condition as existed immediately prior to the partial Taking, in which case the proceeds of any Award shall be applied to such restoration to the extent necessary or appropriate, or

                  (ii) offer either (A) to acquire the Leased Property from Lessor for a purchase price equal to the Minimum Purchase Price of the Leased Property immediately prior to such partial Taking, or (B) to substitute a new property or properties for the Leased Property pursuant to and in accordance with the provisions of Article 20 (which offers Lessor may in its sole discretion refuse), or

                  (iii) terminate this Lease effective upon the effective date of such Taking. Any termination is subject to Lessee first being entitled to exercise any purchase option set forth in Section 19.4 or
         Article 29, as applicable.

Lessee will give written notice to Lessor within 60 days after Lessee receives notice of the Taking whether Lessee chooses option (i), option (ii) or option
(iii), and if option (ii) is chosen, such notice shall be accompanied by the offer referred to therein. In the event Lessor does not accept Lessee's offer to substitute for or so purchase the Leased Property within 30 days after receipt of the notice described in the preceding sentence, Lessee may either (a) withdraw its offer to substitute for or purchase the Leased Property and proceed to restore the Facility, to the extent possible, to substantially the same condition as existed immediately before the partial Taking, or (b) terminate the offer and this Lease by written notice to Lessor. Any termination is subject to Lessee first being entitled to exercise any purchase option set forth in Section
19.4 or Article 29. If Lessor accepts Lessee's offer to substitute for or purchase the Leased Property, Lessee shall be entitled to receive the Award.

         14.4 RESTORATION. If there is a partial Taking of the Leased Property and this Lease remains in full force and effect pursuant to any provision of this Article 14, Lessee shall, to the extent practical, accomplish all necessary restoration in order that the Leased Property may continue to be used for its Primary Intended Use. (Notwithstanding anything to the contrary set forth herein, Lessee should not be obligated to restore to the extent Award or insurance proceeds are retained by Lessor or Facility Mortgagee.)

         14.5 AWARD DISTRIBUTION. In the event Lessee purchases the Leased Property pursuant to Section 14.3 or Lessor accepts any offer by Lessee to purchase the Leased Property or to provide a Substitute Property therefor pursuant to this Article 14, then the entire Award shall belong to Lessee and Lessor agrees to assign to Lessee all of its rights thereto. Except as otherwise expressly provided in this Article 14, in any other event the entire Award shall belong to and be paid to Lessor; provided that if this Lease is terminated in accordance with Section 14.2 or 14.3, and subject to the rights of any Facility Mortgagees, Lessee shall be entitled to receive from the Award any sum attributable to any Capital Additions for which Lessee would be entitled to reimbursement at the end of the Term pursuant to the provisions of Section 9.2(b), but only if any to the extent such Award expressly includes such items and allocates a value thereto and in the event of termination and Total Taking, Lessee shall be entitled receive excess of the Award over the Minimum Purchase Price. If Lessee is required or elects to restore the Facility, Lessor agrees that, subject to the rights of the Facility Mortgagees, its portion of the Award shall be used for such restoration and it shall hold such portion of the Award in trust, for application to the costs of the restoration.

         14.6 TEMPORARY TAKING. The Taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a Taking by Condemnation only when the use and occupancy by the Taking authority has continued for longer than six months. During any such six-month period all the provisions of this Lease shall remain in full force and effect and the Rent shall not be abated or reduced during such period of Taking; provided that to the extent any compensation is paid by the Taking authority as a result of such temporary Taking, Lessee will retain such compensation.

         14.7 PURCHASE OR SUBSTITUTION. In the event Lessor accepts any offer by Lessee to purchase the Leased Property or to substitute a property or properties for the Leased Property, this Lease shall terminate upon payment of the purchase price and execution and delivery of all appropriate documentation in accordance with Article 17, or execution and delivery of all documents required in connection with a Substitute Property under Article 20.

         14.8 PRIORITY OF PURCHASE OPTION RIGHTS. Notwithstanding anything to the contrary set forth herein, Lessee's purchase option rights under Section
19.4 and Article 29 hereof shall supersede the terms and conditions set forth in this Article 14, and notwithstanding the occurrence of any of the events set forth in this Article 14, Lessee shall at its sole option and discretion, be entitled to exercise its purchase option rights under Section 19.4 or Article 29 hereof, as applicable.

                                   ARTICLE 15
                                     DEFAULT
                                     -------

         15.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute events of default (individually, an "Event of Default" and, collectively, "Events of Default") hereunder:

         (a) An event of default shall occur under any other lease (the "Related Leases") between Lessor or any of its Affiliates and Lessee or any of its Affiliates, which event of default is not cured within the applicable grace period set forth in such Related Lease; provided that the foregoing provision shall be applicable to that certain Lease Agreement dated as of April 12, 1995, between Capstone Capital of San Antonio, Ltd., d/b/a Cahaba of San Antonio, Ltd., an Alabama limited partnership, and RHCI San Antonio, Inc., a Delaware corporation, only to the extent of an event of default arising out of a breach of obligations of RHCI San Antonio, Inc. prior to the date of this Lease;

         (b) Lessee shall fail to make a payment of the Rent payable by Lessee under this Lease within ten Business Days of the date when due;

         (c) Lessee shall fail to observe or perform any other term, covenant or condition of this Lease or any document executed in connection herewith and such failure is not cured by Lessee within a period of 30 days after receipt by Lessee of notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed to continue if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof (as soon as reasonably possible);

         (d)      Lessee or Guarantor shall:

                  (i) admit in writing its inability to pay its debts generally as they become due,

                  (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency law,

                  (iii) make an assignment for the benefit of its creditors,

                  (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

                  (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof; or

                  (vi) be in default with respect to any Indebtedness in the outstanding amount of (i) in the case of Lessee, at least $50,000, and
         (ii) in the case of Guarantor, at least $1,000,000, which default shall have resulted in an acceleration of the maturity of such Indebtedness; or

         (e) As at the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 1998, Lessee shall fail to maintain a Cash Flow Coverage Ratio of at least 1.5 to 1.0 for the twelve-month period then ended.

         15.2 REMEDIES. If an Event of Default shall have occurred, Lessor may, at its election, then or at any time thereafter, pursue any one or more of the following remedies, in addition to any remedies which may be permitted by law or by other provisions of this Lease, without further notice or demand, except as hereinafter provided:

         (a) Without any notice or demand whatsoever, Lessor may take any one or more actions permissible at law to ensure performance by Lessee of Lessee's covenants and obligations under this Lease. In this regard, it is agreed that if Lessee abandons or vacates the Leased Property, Lessor may enter upon and take possession of such Leased Property in order to protect it from deterioration and continue to demand from Lessee the monthly rentals and other charges provided in this Lease. Lessor shall use reasonable efforts to relet but shall have no absolute obligation to relet. If Lessor does, at its sole discretion, elect to relet the Leased Property, such action by Lessor shall not be deemed as an acceptance of Lessee's surrender of the Leased Property unless Lessor expressly notifies Lessee of such acceptance in writing, Lessee hereby acknowledging that Lessor shall otherwise be reletting as Lessee's agent. It is further agreed in this regard that in the event of any Event of Default described in this Article 15, Lessor shall have the right to enter upon the Leased Property and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any reasonable expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease, and further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action, except as may result from Lessor's gross negligence or willful misconduct.

         (b) Lessor may terminate this Lease by written notice to Lessee, in which event Lessee shall immediately surrender the Leased Property to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which Lessor may have for possession or arrearage in rent (including any interest which may have accrued pursuant to Section 2.3 of this Lease or otherwise), enter upon and take possession of the Leased Property and expel or remove Lessee and any other person who may be occupying said premises or any part thereof other than Tenants pursuant to Tenant Leases. In addition, Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of any termination effected pursuant to this subsection
(b), said loss and damage to be determined, at Lessor's option, by either of the following alternative measures of damages:

                  (i) Although Lessor shall be under no absolute obligation to attempt and shall be obligated only to use reasonable efforts, to relet the Leased Property, until the Leased Property is relet Lessee shall pay to Lessor on or before the first day of each calendar month the monthly rentals and other charges provided in this Lease. After the Leased Property has been relet by Lessor, Lessee shall pay to Lessor on the 10th day of each calendar month the difference between the monthly rentals and other charges provided in this Lease for the preceding calendar month and that actually collected by Lessor for such month. If it is necessary for Lessor to bring suit in order to collect any deficiency, Lessor shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Lessor to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Lessor from subsequent tenants for any calendar month in excess of the monthly rentals and other charges provided in this Lease shall be credited to Lessee in reduction of Lessee's liability for any calendar month for which the amount collected by Lessor will be less than the monthly rentals and other charges provided in this Lease, but Lessee shall have no right to such excess other than the above described credit; or

                  (ii) When Lessor desires, Lessor may demand a final settlement not to exceed the Minimum Purchase Price at the time of such final settlement. Upon demand for a final settlement, Lessor shall have a right to, and Lessee hereby agrees to pay, the difference between the total of all monthly rentals and other charges provided in this Lease for the remainder of the Term and the reasonable rental value of the Leased Property for such period (including a reasonable time to relet the Leased Property), as determined pursuant to the provisions of
         Article 28 hereof, such difference to be discounted to present value at a rate equal to the Treasury Yield then in effect with maturity periods substantially equivalent to the balance of the Initial Term or any Extended Term then in effect.

         The rights and remedies of Lessor hereunder are cumulative, and pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Lease and any other remedies provided by law or equity. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default. Exercise by Lessor of any one or more remedies shall not constitute an acceptance of surrender of the Leased Property by Lessee, it being understood that such surrender can be effected only by the prior written agreement of Lessor and Lessee.

         15.3 ADDITIONAL EXPENSES. In addition to payments required pursuant to subsections (a) and (b) of Section 15.2 above, Lessee shall compensate Lessor for all reasonable expenses incurred by Lessor in repossessing the Leased Property (including any increase in insurance premiums caused by the vacancy of the Leased Property), all reasonable expenses incurred by Lessor in reletting (including repairs, remodeling, replacements, advertisements and brokerage fees), all reasonable concessions granted to a new tenant upon reletting (including renewal options), all fees and expenses incurred by Lessor as a direct or indirect result of any appropriate action by a Facility Mortgagee, any expenses of Lessor incurred for the installation of separate lines or meters for any public utilities not previously metered separately from adjacent property of Lessee and a reasonable allowance for Lessor's administrative efforts, salaries and overhead attributable directly or indirectly to Lessee's default and Lessor's pursuing the rights and remedies provided herein and under applicable law.

         15.4 WAIVER. If this Lease is terminated pursuant to law or the provisions of this Article 15, Lessee waives, to the extent permitted by applicable law, (a) any right of redemption, reentry or repossession and (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

         15.5 APPLICATION OF FUNDS. All payments otherwise payable to Lessee which are received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order which Lessor may reasonably determine or as may be prescribed by the laws of the state in which the Facility is located.

         15.6 NOTICES BY LESSOR. The provisions of this Article 15 concerning notices shall be liberally construed insofar as the contents of such notices are concerned, and any such notice shall be sufficient if it shall generally apprise Lessee of the nature and approximate extent of any default.

                                   ARTICLE 16
                             LESSOR'S RIGHT TO CURE
                             ----------------------

         If Lessee, without the prior written consent of Lessor, shall fail to make any payment, or to perform any act required to be made or performed under this Lease and to cure the same within the relevant time periods provided in
Section 15.1, Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, and all costs and expenses (including reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 17
                         PURCHASE OF THE LEASED PROPERTY
                         -------------------------------

         In the event Lessee purchases the Leased Property from Lessor pursuant to any of the terms of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase and any other amounts owing to Lessor hereunder, deliver to Lessee an appropriate special warranty deed (in substantially the same form used to convey the Leased Property to Lessor) and any other documents reasonably requested by Lessee to convey the interest of Lessor in and to the Leased Property to Lessee, and such other standard documents usually and customarily prepared in connection with such transfers, free and clear of all encumbrances other than (a) those that Lessee has agreed hereunder to pay or discharge, (b) those mortgage liens, if any, which Lessee has agreed in writing and in its discretion to accept and to take title subject to, (c) any other Encumbrances permitted to be imposed on the Leased Property under the provisions of Article 32 which are assumable at no cost to Lessee, and (d) any matters affecting the Leased Property on or as of the Commencement Date. The difference between the applicable purchase price and the total of the encumbrances assigned or taken subject to shall be paid in cash to Lessor, or as Lessor may direct, in federal or other immediately available funds except as otherwise mutually agreed by Lessor and Lessee. The closing of any such sale shall be contingent upon and subject to Lessee obtaining all required governmental consents and approvals for such transfer. If such sale shall fail to be consummated by reason of the inability of Lessee to obtain all such approvals and consents, any options to extend the Term which otherwise would have expired during the period from the date when Lessee elected or became obligated to purchase the Leased Property until Lessee's inability to obtain the approvals and consents is confirmed shall be deemed to remain in effect for 30 days after the end of such period. The closing with respect to any such sale shall be appropriately timed to accommodate the determination of the Minimum Purchase Price in accordance with Article 28. All expenses of such conveyance, including the cost of title examination or standard coverage title insurance, reasonable attorneys' fees incurred by Lessor in connection with such conveyance, transfer taxes and recording fees shall be paid by Lessee. Additionally, any sale to Lessee shall be subject to delivery of an opinion of Lessor's counsel confirming that (i) the sale will not result in ordinary recapture income to Lessor pursuant to Code Section 1245 or 1250 or any other Code provision, (ii) the sale will result in income, if any, to Lessor of a type described in Code Section 856(c)(2) or 856(c)(3) and will not result in income of the types described in Code Section 856(c)(4) or result in the tax imposed under Code Section 857(b)(6), and (iii) the sale, together with all other substitutions and sales made or requested by Lessee pursuant to any other leases with Lessor of properties hereto or any other transfers of the Leased Property or the properties leased under other such operating leases, during the relevant time period, will not jeopardize the qualification of Lessor as a real estate investment trust under Code Sections 856-860. In the event that Lessor's counsel cannot deliver such an opinion, the parties hereto agree to endeavor to enter into an alternate arrangement such that the economic benefits conferred upon the parties under this Lease are not impaired (such arrangements to include, by way of example and not limitation, deferral of the conveyance until such time as such opinion can be delivered).

                                   ARTICLE 18
                                  HOLDING OVER
                                  ------------

         If Lessee shall for any reason remain in possession of the Leased Property after the expiration of the Term or any earlier termination of the Term hereof, such possession shall be as a tenancy at will during which time Lessee shall pay as rental each month an amount equal to the sum of (a) 150% of the aggregate of 1/12 of the aggregate Minimum Rent payable with respect to the last complete year prior to the expiration of the Term, plus (b) all Additional Charges accruing during such month, plus (c) all other sums, if any, payable pursuant to the provisions of this Lease with respect to the Leased Property. During such period of tenancy, Lessee and Lessor shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease and to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                   ARTICLE 19
                            ABANDONMENT; OBSOLESCENCE
                            -------------------------

         19.1 DISCONTINUANCE OF OPERATIONS ON THE LEASED PROPERTY; OFFER OF SUBSTITUTION. If Lessee has discontinued use of the Leased Property for its Primary Intended Use for 90 consecutive days without Lessor's prior written consent for alterations or remodeling pursuant to Article 9, repairs or restoration pursuant to Article 13 or Article 14 or otherwise, then provided Lessor has not terminated this Lease pursuant to Section 15.2, Lessee may offer to substitute a new property or properties for the Leased Property pursuant to and in accordance with the provisions of Article 20 (which offers Lessor may in its sole discretion refuse).

         19.2 OBSOLESCENCE OF THE LEASED PROPERTY; OFFER TO PURCHASE. If the Leased Property becomes Unsuitable for its Primary Intended Use, all as set forth in an Officer's Certificate delivered to Lessor. Lessee may, on or after the fifteenth anniversary of the Commencement Date (provided this Lease is still in effect), purchase the Leased Property for the Minimum Purchase Price on the first Payment Date occurring not less than 120 days after the date of such Officer's Certificate.

         19.3 CONVEYANCE OF LEASED PROPERTY. In the event Lessee elects to purchase the Leased Property pursuant to Section 19.2, then on the first Payment Date occurring not less than 120 days after the date of the Officer's Certificate referred to in Section 19.2, Lessor shall, upon receipt from Lessee of the Minimum Purchase Price as of the date of such purchase and all Rent and or other sums then due and payable under this Lease (excluding any installment of Minimum Rent due on such Payment Date), convey the Leased Property to Lessee on such date in accordance with the provisions of Article 17 and this Lease shall thereupon terminate as to the Leased Property.

         19.4 OPTION TO PURCHASE. Up to and including the third anniversary of the Commencement Date, Lessee shall have the option to purchase the Leased Property upon written notice to Lessor sent at any time on or prior to the third Anniversary of the Commencement Date for a purchase price equal to the Minimum Purchase Price. If not sooner exercised, the option to purchase granted hereby will expire and be of no further force and effect after the third anniversary of the Commencement Date or the earlier termination of this Lease; provided that a termination of this Lease for any reason under any of the terms and conditions hereof shall be subject to Lessee's being provided an opportunity to exercise its purchase option rights provided for in this Section 19.4, by giving written notice thereof within 20 days after such termination would have otherwise occurred.

                                   ARTICLE 20
                            SUBSTITUTION OF PROPERTY
                            ------------------------

         20.1 SUBSTITUTION OF PROPERTY FOR THE LEASED PROPERTY.

         (a) In the event Lessor accepts an offer by Lessee to substitute other property for the Leased Property under Article 13, Article 14 or Article 19, and provided that no Event of Default shall have occurred and be continuing, Lessee shall have the right (subject to the conditions set forth below in this Article 20, and upon notice to Lessor) to substitute one or more properties (collectively referred to as "Substitute Properties" or individually as a "Substitute Property") for the Leased Property on a monthly Payment Date specified in such notice (the "Substitution Date") occurring not less than 90 days after receipt by Lessor of such notice. The notice shall be in the form of an Officer's Certificate and shall specify the reason(s) for the proposed substitution and the proposed Substitution Date. Notwithstanding anything contained herein to the contrary, any other substitution for the Leased Property shall require the prior written consent of Lessor which shall be within the sole discretion of Lessor.

         (b) If Lessee gives the notice referred to in Section 20.1(a) above, Lessee shall present to Lessor one or more properties (or groups of properties) each of which property (or groups of properties) shall provide Lessor with a yield (i.e., an annual return on its equity in such property) equal to or greater than the Current Yield (and the yield reasonably expected to be received thereafter throughout the remainder of the term) from the Leased Property at the time of such proposed substitution (or in the case of a proposed substitution as a result of damage, destruction or Condemnation, the Current Yield immediately prior to such damage, destruction or Condemnation) and as reasonably projected over the remaining Term of this Lease and shall have a Fair Market Value substantially equivalent to the Fair Market Value of the Leased Property. Lessor shall have a period of 90 days within which to review such information and either to accept or to reject the Substitute Property or Substitute Properties so presented; provided that if Lessee is required by a court order or administrative action to divest or otherwise dispose of the Leased Property within a shorter time period, in which case the time period shall be shortened appropriately to meet the reasonable needs of Lessee, but in no event shall said period be less than 15 Business Days after Lessor's receipt of said notice (subject to further extension for any period of time in which Lessor is not timely provided with the information provided for in Section 20.2 and Section
20.3 below); provided that if Lessor shall contend that the Substitute Properties fail to meet all the conditions for substitution set forth in this
Article 20, including the provisions of Sections 20.1(c), (d) and (e) below, the matter shall be submitted to arbitration in accordance with Article 31 and the time periods for Lessor's approval or rejection shall be tolled during the period of such arbitration.

         (c) It shall be a condition to consummation of any substitution hereunder that all of the conditions set forth in Section 20.2 below, shall have been satisfied with respect to such substitution, and to the delivery of an opinion of counsel for Lessor confirming that (i) the substitution of the Substitute Property for the Leased Property will qualify as an exchange solely of property of a like-kind under Section 1031 of the Code, in which, generally, except for "boot" such as cash needed to equalize exchange values or discharge indebtedness, no gain or loss is recognized to Lessor, (ii) the substitution or sale will not result in ordinary recapture income to Lessor pursuant to Code
Section 1245 or 1250 or any other Code provision, (iii) the substitution or sale will result in income, if any, to Lessor of a type described in Code Section 856(c)(2) or 856(c)(3) and will not result in income of the types described in Code Section 856(c)(4) or result in the tax imposed under Code Section 857(b)(6), and (iv) the substitution or sale, together with all other substitutions and sales made or requested by Lessee pursuant to any other leases with Lessor of properties hereto or any other transfers of the Leased Property or the properties leased under other such operating leases, during the relevant time period, will not jeopardize the qualification of Lessor as a real estate investment trust under Code Sections 856-860.

         (d) In the event that the equity value of the Substitute Property or group of Substitute Properties (i.e., the Fair Market Value of the Substitute Property or group of Substitute Properties minus the encumbrances subject to which Lessor will take the Substitute Property or group of Substitute Properties) as of the Substitution Date is greater than the equity value of the Leased Property (i.e., the Fair Market Value of the Leased Property minus the encumbrances subject to which Lessee will take the Leased Property) as of the Substitution Date (or in the case of damage destruction or Condemnation, the Fair Market Value immediately prior to such damage, destruction or Condemnation), Lessor shall pay to Lessee an amount equal to the difference, subject to the limitation set forth below. In the event that said equity value of the Substitute Property or group of Substitute Properties is less than said equity value of the Leased Property, Lessee shall pay to Lessor an amount equal to the difference, subject to the limitation set forth below. Notwithstanding the foregoing, neither Lessor nor Lessee shall be obligated to consummate any substitution if such party would be required to make a payment to the other in excess of an amount equal to ten percent of said Fair Market Value of the Leased Property (the amount of cash paid by one party to the other being hereinafter referred to as the "Cash Adjustment").

         (e) The Rent for such Substitute Property in all respects shall provide Lessor with a yield at the time of such substitution (i.e., annual return on its investment in such Substitute Property) not less than the Current Yield (and the yield reasonably expected to be received thereafter throughout the remainder of the Term) from the Leased Property prior to any damage, destruction or Condemnation, taking into account the Cash Adjustment paid or received by Lessor and any other relevant factors.

         (f) The Minimum Purchase Price of any Substitute Property or Substitute Properties shall be an amount equal to the Minimum Purchase Price of the Leased Property on the Substitution Date (i) increased by any Cash Adjustment paid by Lessor pursuant to Section 20.1(d) above, or (ii) decreased by any Cash Adjustment paid by Lessee pursuant to Section 20.1(d) above.

         20.2 CONDITIONS TO SUBSTITUTION. On the Substitution Date, the Substitute Property will become the Leased Property hereunder upon delivery by Lessee to Lessor of the following items in form and substance reasonably satisfactory to Lessor:

         (a) an Officer's Certificate representing, warranting and certifying that (i) the Substitute Property has been accepted by Lessee for all purposes of this Lease and there has been no material damage to the improvements located on the Substitute Property nor is any condemnation or eminent domain proceeding pending with respect thereto; (ii) all permits, licenses and certificates (including a permanent, unconditional certificate of occupancy and, to the extent permitted by law, all certificates of need and licenses) which are necessary to permit the use of the Substitute Property in accordance with the provisions of this Lease have been obtained and are in full force and effect;
(iii) under applicable zoning and use laws, ordinances, rules and regulations the Substitute Property may be used for the purposes contemplated by Lessee and all necessary subdivision approvals have been obtained; (iv) there are no mechanic's or materialmen's liens outstanding or threatened to the knowledge of Lessee against the Substitute Property arising out of or in connection with the construction of the improvements thereon, other than those being contested by Lessee pursuant to Article 11; (v) any mechanic's or materialmen's liens being contested by Lessee will be promptly paid by Lessee if such contest is resolved in favor of the mechanic or materialman; (vi) to the best knowledge of Lessee, there exists no Event of Default under this Lease, and no defense, offset or claim exists with respect to any sums to be paid by Lessee hereunder; and (vii) any exceptions to Lessor's title to the Substitute Property do not materially interfere with the intended use of the Substitute Property by Lessee;

         (b) a special warranty deed with warranties against claims arising under Lessee conveying to Lessor title to the Substitute Property free and clear of any liens and encumbrances except those approved in writing or assumed by Lessor;

         (c) a lease duly executed, acknowledged and delivered by Lessee, containing the same terms and conditions as are contained herein, except that
(i) the legal description of the Land shall refer to the Substitute Property,
(ii) the Minimum Purchase Price, Rent and any Additional Charges for the Substitute Property shall be consistent with the requirements of Section 20.1 and (iii) such other changes therein as may be necessary or appropriate under the circumstances shall be made;

         (d) a standard owner's or lessee's (as applicable) policy of title insurance covering the Substitute Property (or a valid, binding, unconditional commitment therefor), dated the Substitution Date, in current form and including mechanics' and materialmen's lien coverage, issued to Lessor by a title insurance company reasonably satisfactory to Lessor. Such policy shall (i) insure (A) Lessor's fee title to the Substitute Property, subject to no liens or encumbrances except those approved or assumed by Lessor, and (B) that any restrictions affecting the Substitute Property have not been violated and that a further violation thereof will not result in a forfeiture or reversion of title,
(ii) be in an amount at least equal to the Fair Market Value of the Substitute Property, and (iii) contain such endorsements as may be reasonably requested by Lessor;

         (e) certificates of insurance with respect to the Substitute Property fulfilling the requirements of Article 12;

         (f) current appraisals or other evidence satisfactory to Lessor, in its sole discretion, as to the current Fair Market Values of such Substitute Property;

         (g) all available revenue data relating to the Substitute Property for the period from the date of opening for business of the Substitute Property to the date of Lessee's most recent Fiscal-Year end, or for the most recent three years, whichever is less; and

         (h) such other certificates, documents, opinions of counsel (which may be in-house counsel), and other instruments as may be reasonably required by Lessor.

         20.3 CONVEYANCE TO LESSEE. On the Substitution Date Lessor will convey the Leased Property to Lessee in accordance with the provisions of Article 17 (except as to payment of any expenses in connection therewith which shall be governed by Section 20.4 below) upon either (a) payment in cash therefor or (b) conveyance to Lessor of the Substitute Property, as appropriate.

         20.4 EXPENSES. Lessee shall pay or cause to be paid, on demand, all reasonable costs and expenses paid or incurred by Lessor in connection with the substitution and conveyance of the Leased Property and the Substitute Property, including (a) fees and expenses of Lessor's counsel, (b) the amount of any recording taxes and filing fees, (c) the cost of preparing and recording, if appropriate, a release of the Leased Property from the lien of any mortgage, (d) broker's fees and commissions for Lessee, if any, (e) documentary stamp and transfer taxes, if any, (f) title insurance charges, and (g) escrow fees, if any.

                                   ARTICLE 21
                                  RISK OF LOSS
                                  ------------

         Except as otherwise provided in this Lease, during the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee and, Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section entitle Lessee to any abatement of the Rent except as specifically provided in this Lease.

                                   ARTICLE 22
                                 INDEMNIFICATION
                                 ---------------

         Notwithstanding the existence of any insurance or self insurance provided for in Article 12, and without regard to the policy limits of any such insurance or self insurance, Lessee will protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of: (a) any accident, injury to or death of persons or loss to property occurring on or about the Leased Property, including any claims of malpractice, (b) any use, misuse, no use, condition, maintenance or repair by Lessee of the

Leased Property, (c) any Impositions (which are the obligations of Lessee to pay pursuant to the applicable provisions of this Lease), (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by Lessee as landlord thereunder and (f) the violation of any Hazardous Materials Law, in the case of
(a) through (f) above, while this Lease is in effect or Lessee is in possession of the Leased Property. Any amounts which become payable by Lessee under this Section shall be paid within ten days after liability therefor on the part of Lessor is finally determined by litigation or otherwise (including the expiration of any time for appeals) and, if not timely paid, shall bear interest (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit. Lessor shall cooperate with Lessee in a reasonable manner to permit Lessee to satisfy Lessee's obligations hereunder, including the execution of any instruments or documents reasonably requested by Lessee. Nothing herein shall be construed as indemnifying Lessor or its agents for their own negligent acts or omissions or willful misconduct. Lessee's liability for a breach of the provisions of this Article shall survive any termination of this Lease.

                                   ARTICLE 23
                            SUBLETTING AND ASSIGNMENT
                            -------------------------

         23.1 SUBLETTING AND ASSIGNMENT. Without the prior written consent of Lessor, Lessee may not assign or sublet all or any part of the Leased Property, except pursuant to (i) Tenant Leases listed on EXHIBIT B attached hereto and Tenant Leases for office space rented to physicians and other health care professionals having patients at the Leased Property, and (ii) Permitted Assignments for Security, it being agreed that Lessor does hereby (i) consent to and approve Lessee's granting a Leasehold Mortgage to General Electrical Capital Corporation and its affiliates and (ii) agree to execute and deliver a Consent, Waiver and Subordination Agreement, in each case, in substantially the same form of such documents as were approved and executed by Lessor in connection with that certain Lease Agreement dated April 12, 1995, between Lessor and Mesa Psychiatric Hospital, Inc. Any lease executed pursuant to the foregoing exceptions to the prohibition on assignment shall expressly state that they are subordinate to this Lease. Any attempted assignment or subletting in violation of this provision shall be null and void and of no force or effect and shall constitute a breach of this Lease by Lessee. At the expiration or earlier termination of this Lease for any reason, Lessee shall assign its rights under all Tenant Leases then in effect to Lessor, PROVIDED that Lessee shall have the right to terminate any Tenant Lease with a Tenant which is an affiliate of Lessee.

         23.2 NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT. Except for existing Tenant Leases, Lessee shall insert in each sublease permitted under Section 23.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease and (c) in the event the sublessee receives a written notice from Lessor or Lessor's assignees, if any, stating that Lessee is in default under this Lease, the sublessee, shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, shall be credited against amounts owing by Lessee under this Lease. Lessor agrees that notwithstanding any default, termination, expiration, sale, entry or other act or omission of Lessee pursuant to the terms of this Lease, or at law or in equity, Tenant's possession shall not be disturbed unless such possession may otherwise be terminated pursuant to the terms of the applicable Tenant Lease. Lessor hereby agrees, upon Lessee's request, to execute a nondisturbance agreement in favor of any Tenant or in favor of any sublessee under any sublease permitted under Section 23.1 above; provided that the Tenant or any such sublessee has acknowledged all of the foregoing provisions and executed all documents required by this Section 23.2.

         23.3 SUBLEASE LIMITATION. Notwithstanding anything contained in this Lease to the contrary, Lessee shall not sublet the Leased Property, including any of the Tenant Leases, on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on any formula such that any portion of the sublease rental received by Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

                                   ARTICLE 24
                 OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS
                 -----------------------------------------------

         24.1 ESTOPPEL CERTIFICATE. At any time and from time to time within 20 days following written request by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any such Officer's Certificate furnished pursuant to this Article may be relied upon by Lessor, any prospective purchaser of the Leased Property and any third parties who have an interest in the Leased Property, including any Lender or professional advisor or Lessor.

         24.2 FINANCIAL STATEMENTS AND CERTIFICATES. Lessee will furnish the following statements to Lessor; provided that Lessor shall keep confidential items furnished by Lessee which are not generally available to the public:

                  (i) within 120 days after the end of each of Lessee's fiscal years (A) a copy of Lessee's unaudited Financial Statements for such fiscal year, (B) an Officer's Certificate stating that no Event of Default, or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing and has not been waived, or, if there shall have occurred and be continuing such an Event of Default or event, specifying the nature thereof and the steps being taken to remedy the same, (C) a current rent or lease roll for the Leased Property setting forth rental information in reasonable detail regarding all of the Tenants and Tenant Leases, including any space utilized by Lessee, and (D) a calculation of the Cash Flow Coverage Ratio for such fiscal year;

                  (ii) within 120 days after the end of each of Guarantor's fiscal years (A) a copy of Guarantor's audited Consolidated Financial statements for such fiscal year, and (B) an Officer's Certificate stating that no Event of Default involving Guarantor, or event which, with the giving of notice or the passage of time, or both, would constitute such an Event of Default, has occurred and is continuing and has not been waived, or, if there shall have occurred and be continuing such an Event of Default or event, specifying the nature thereof and the steps being taken to remedy the same;

                  (iii) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of Lessee, (A) a copy of Lessee's balance sheet and statement of earnings for such quarter, together with Lessee's utilization statements produced in the ordinary course of business, which Lessor will hold in confidence, (B) an Officer's Certificate stating that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing and has not been waived, or, if there shall have occurred and be continuing such an Event of Default or event, specifying the nature thereof and the steps being taken to remedy the same, and (C) a calculation of the Cash Flow Coverage Ratio for such fiscal quarter;

                  (iv) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of Guarantor, (A) a copy of Guarantor's unaudited Consolidated Financial Statements for such fiscal quarter, and (B) an Officer's Certificate stating that no Event of Default involving Guarantor or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default involving Guarantor, has occurred and is continuing and has not been waived, or, if there shall have occurred and be continuing such an Event of Default or event, specifying the nature thereof and the steps being taken to remedy the same; and

                  (v) with reasonable promptness, such other information respecting the financial condition, affairs and properties of Lessee and Guarantor as Lessor may reasonably request from time to time.

                                   ARTICLE 25
                                   INSPECTION
                                   ----------

         Lessee shall permit Lessor and its authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Lessee, the rights of the Tenants, any Insurance Requirements relating to the Leased Property, or any other restrictions imposed by law or applicable regulations.

                                   ARTICLE 26
                                 QUIET ENJOYMENT
                                 ---------------

         So long as Lessee shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Lessee. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease, or to fail to pay any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim or seek any damages it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article.

                                   ARTICLE 27
                                     NOTICES
                                     -------

         Any notices, demands, approvals and other communications provided for herein shall be in writing and shall be delivered by telephonic facsimile, overnight air courier, personal delivery or registered or certified U.S. Mail with return receipt requested, postage paid, to the appropriate party at its address as follows:

         If to Lessor:

         CAPSTONE CAPITAL CORPORATION
         1000 Urban Center Drive
         Suite 630
         Birmingham, Alabama  35242
         Attention:  Mr. John W. Tyson
         Telephone:        (205) 967-2092
         Telecopy:         (205) 967-9066

         With a copy to:

         Mr. Thomas A. Ansley
         Sirote & Permutt, P.C.
         2222 Arlington Avenue South
         Birmingham, Alabama  35205
         Telephone:        (205) 930-5300
         Telecopy:         (205) 930-5301

         If to Lessee:

         HAVENWYCK HOSPITAL, INC.
         Mr. Bert G. Cibran
         Ramsay Health Care, Inc.
         One Alhambra Plaza, Suite 750
         Coral Gables, Florida 33134
         Telephone:        (305) 569-4621
         Telecopy:         (305) 569-4648

         With a copy to:

         Adam A. Veltri, Esq.
         Haythe & Curley
         237 Park Avenue
         20th Floor
         New York, New York 10017
         Telephone:        (212) 880-6234
         Telecopy:         (212) 880-6056

         Addresses for notice may be changed from time to time by written notice to all other parties. Any communication will be effective (i) if given by mail, upon the earlier of (a) three business days following deposit in a post office or other official depository under the care and custody of the United States Postal Service or (b) actual receipt, as indicated by the return receipt; (ii) if given by telephone facsimile, when sent; and (iii) if given by personal delivery or by overnight air courier, when delivered to the appropriate address set forth.

                                   ARTICLE 28
                                    APPRAISAL
                                    ---------

         In the event that it becomes necessary to determine the Fair Market Value, Fair Market Value Purchase Price, the Fair Market Added Value, or the Fair Market Rental Value of the Leased Property or a Substitute Property for any purpose of this Lease, the party required or permitted to give notice of such required determination shall include in the notice the name of a person selected to act as an appraiser on its behalf. Within ten days after receipt of any such notice, Lessor (or Lessee, as the case may be) shall by notice to Lessee (or Lessor, as the case may be) appoint a second person as an appraiser on its behalf. The appraisers thus appointed (each of whom must be a member of the American Institute of Real Estate Appraisers or any successor organization thereto) shall, within 45 days after the date of the notice appointing the first appraiser, proceed to appraise the Leased Property or the Substitute Property, as the case may be, to determine any of the foregoing values as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided that if only one appraiser shall have been so appointed, or if two appraisers shall have been so appointed but only one such appraiser shall have made such determination within 50 days after the making of Lessee's or Lessor's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent of the lesser of such amounts, then the Fair Market Value or Fair Market Added Value or the Fair Market Rental Value shall be an amount equal to 50% of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed 10% of the lesser of such amounts, then such two appraisers shall have 20 days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within 20 days of such request, and both parties shall be bound by any appointment so made within such 20-day period. If no such appraiser shall have been appointed within such 20 days or within 90 days of the original request for a determination of Fair Market Value or Fair Market Added Value or the Fair Market Rental Value, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have appointment made by such court. Any appraiser appointed, by the American Arbitration Association or by such court, shall be instructed to determine the Fair Market Value or Fair Market Added Value or the Fair Market Rental Value within 30 days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value or Fair Market Added Value or the Fair Market Rental Value for such interest. However, in the event that following the appraisal performed by said third appraiser, the dollar amount of two of such appraisals are higher and lower, respectively, than the dollar amount of the remaining appraisal in equal degrees, the determinations of both the highest and lowest appraisal, respectively, shall be rejected and the determination of the remaining appraisal shall be final and binding upon Lessor and Lessee as the Fair Market Value or Fair Market Added Value or the Fair Market Rental Value for such interest. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                   ARTICLE 29
                                 PURCHASE RIGHTS
                                 ---------------

         29.1 THIRD PARTY OFFER. At any time during the Term hereof after the third anniversary of the Commencement Date, Lessee shall have a first refusal option to purchase the Leased Property in the event that Lessor, or its successors and assigns, shall have received an offer from a third party to purchase the Leased Property, which offer ("Third Party Offer") Lessor intends to accept (or has accepted subject to Lessee's right of first refusal granted herein). Lessor shall promptly give Lessee notice of any Third Party Offer that Lessor intends to accept, together with the total purchase price offered in connection therewith (the "Third Party Offer Price"). If the Third Party Offer Price is less than the Minimum Purchase Price, then Lessee shall have the option to purchase the Leased Property for an amount equal to the Minimum Purchase Price. If the Third Party Offer Price is greater than the Minimum Purchase Price, then Lessee shall have the option to purchase the Lease Property for an amount equal to the Adjusted Minimum Purchase Price - Third Party. Lessee shall have 30 days after receipt of such notice from Lessor within which time to exercise Lessee's option to purchase. If Lessee exercises its option to purchase, then such purchase shall be consummated within the time set forth in the Third Party Offer and in accordance with the provisions of Article 17 hereof to the extent not inconsistent herewith. If Lessee shall not exercise Lessee's option to purchase within said 30-day period after receipt of said notice from Lessor, Lessor shall be free for a period of 90 days after the expiration of said 30-day period to sell the Leased Property to the third party at the Third Party Offer Price and not at any other price without first offering the Leased Property to Lessee in accordance with this Article 29. Whether or not such sale is consummated, Lessee shall be entitled to exercise its right of first refusal as provided in this Article, as to any subsequent sale of the Leased Property during the Term of this Lease.

         29.2 PROPOSED SALE. At any time during the Term hereof after the third anniversary of the Commencement Date, Lessee shall have a first refusal option to purchase the Leased Property in the event that Lessor, or its successors and assigns, shall propose to sell (a "Proposed Sale") the Leased Property. Lessor shall promptly notify Lessee of Lessor's intent to sell the Leased Property , together with Lessor's estimate of the Fair Market Value of the Leased Property. If the Fair Market Value of the Leased Property is less than the Minimum Purchase Price, then Lessee shall have the option to purchase the Leased Property for an amount equal to the Minimum Purchase Price. If the Fair Market Value is greater than the Minimum Purchase Price, then Lessee shall have the option to purchase the Leased Property for an amount equal to the Adjusted Minimum Purchase Price - Proposed Sale. Lessee shall have 30 days after receipt of notice from Lessor regarding a Proposed Sale within which time to exercise Lessee's option to purchase unless Lessee disagrees with Lessor's estimate of the Fair Market Value of the Leased Property. In the event of such disagreement, the Fair Market Value of the Leased Property shall be determined in accordance with the provisions of Article 28 and Lessee shall have 30 days after the final determination of the same within which to exercise Lessee's first refusal option to purchase pursuant to the terms of this Section 29.2. If Lessee exercises its option, then such purchase shall be consummated in accordance with the provisions of Article 17 hereof to the extent not inconsistent herewith within 90 days of Lessee's notice of exercise. If Lessee shall not exercise Lessee's option to purchase within such 30-day period after receipt of said notice from Lessor or the final determination of the Fair Market Value, as the case may be, Lessor shall be free for a period of 180 days after the expiration of said 30-day period to sell the Leased Property to any third party at the lesser of Lessor's estimate of the Fair Market Value of the Leased Property and, in the event required by Lessee, the final determination of the Fair Market Value of the Leased Property in accordance with the terms of Article 28 and not at any other price without first offering the Leased Property to Lessee in accordance with this Article 29. Whether or not such sale is consummated, Lessee shall be entitled to exercise its right of first refusal as provided in this Article, as to any subsequent sale of the Leased Property during the Term of this Lease.

                                   ARTICLE 30
                                DEFAULT BY LESSOR
                                -----------------

         30.1 DEFAULT BY LESSOR. Lessor shall be in default of its obligations under this Lease if Lessor shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of 30 days after written notice thereof is received by Lessor, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed to continue if Lessor, within said 30-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay. In the event Lessor fails to cure any such default, Lessee, without waiving or releasing any obligations hereunder, and in addition to all other remedies available to Lessee hereunder or at law or in equity, may purchase the Leased Property from Lessor for a purchase price equal to the greater of the Fair Market Value Purchase Price or the Minimum Purchase Price of the Leased Property minus an amount equal to any damage suffered by Lessee by reason of such default. In the event Lessee elects to purchase the Leased Property, it shall deliver a notice thereof to Lessor specifying a Payment Date occurring no less than 90 days subsequent to the date of such notice on which it shall purchase the Leased Property, and the same shall be thereupon conveyed in accordance with the provisions of Article 17. Any sums owed Lessee by Lessor hereunder shall bear interest at the Overdue Rate from the date due and payable until the date paid.

         30.2 LESSEE'S RIGHT TO CURE. Subject to the provisions of Section 30.1, if Lessor shall breach any covenant to be performed by it under this Lease, Lessee, after giving notice to and demand upon Lessor in accordance with Section 30.1, without waiving or releasing any obligation of Lessor hereunder, and in addition to all other remedies available to Lessee hereunder and at law or in equity, Lessee may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand or set off against the Rent. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 30.2 shall survive the termination of this Lease.

                                   ARTICLE 31
                                   ARBITRATION
                                   -----------

         31.1 CONTROVERSIES. Except with respect to the payment of Minimum Rent hereunder, in case any controversy shall arise between the parties hereto as to any of the requirements of this Lease or the performance thereof which controversy the parties shall be unable to settle by agreement or as otherwise provided herein, such controversy shall be determined by arbitration to be initiated and conducted as provided in this Article 31.

         31.2 APPOINTMENT OF ARBITRATORS. The party or parties requesting arbitration shall serve upon the other a written demand therefor specifying the matter to be submitted to arbitration, and nominating an arbitrator who is a member in good standing of the American Arbitration Association ("AAA"). Within 20 days after receipt of such written demand and notification, the other party shall, in writing, nominate a person who is a member in good standing with AAA and the two arbitrators so designated shall, within ten days thereafter, select a third arbitrator who is a person who is a member in good standing with AAA and give immediate written notice of such selection to the parties and shall fix in said notice a time and place for the first meeting of the arbitrators, which meeting shall be held as soon as conveniently possible after the selection of all arbitrators, at which time and place the parties to the controversy may appear and be heard.

         31.3 THIRD ARBITRATOR. In case the notified party or parties shall fail to make a selection upon notice, as aforesaid, or in case the first two arbitrators selected shall fail to agree upon a third arbitrator within ten days after their selection, then such arbitrator or arbitrators may, upon application made by either of the parties to the controversy, after 20 days' written notice thereof to the other party or parties, have a third arbitrator appointed by any judge of any United States court of record having jurisdiction in the state in which the Leased Property is located or, if such office shall not then exist, by a judge holding an office most nearly corresponding thereto.

         31.4 ARBITRATION PROCEDURE. Said arbitrators shall give each of the parties not less than ten days' written notice of the time and place of each meeting at which the parties or any of them may appear and be heard and after hearing the parties in regard to the matter in dispute and taking such other testimony and making such other examinations and investigations as justice shall require and as the arbitrators may deem necessary, they shall decide the questions submitted to them in accordance with the rules of AAA. The decision of said arbitrators in writing signed by a majority of them shall be final and binding upon the parties to such controversy. In rendering such decisions and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.

         31.5 EXPENSES. The expenses of such arbitration shall be divided between Lessor and Lessee unless otherwise specified in the decision of the arbitrators. Each party in interest shall pay the fees and expenses of its own counsel.

                                   ARTICLE 32
                        FINANCING OF THE LEASED PROPERTY
                        --------------------------------

         Lessor agrees that it will not grant or create any mortgage, deed of trust, lien, encumbrance or other title retention agreement upon the Leased Property to secure any indebtedness of Lessor (an "Encumbrance"), unless each holder of such an Encumbrance agrees (a) to give Lessee the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such Encumbrance or any sale in foreclosure of such Encumbrance, (b) to permit Lessee to appear with its representatives and to bid at any public foreclosure sale with respect to any such Encumbrance, (c) agrees to release the Leased Property from the Encumbrance upon the exercise by Lessee of a right to purchase contained in this Lease and the payment by Lessee of the applicable purchase price, and (d) enters into an agreement with Lessee containing the provisions described in Article 33 of this Lease. Lessee agrees to execute and deliver to Lessor or the holder of an Encumbrance any written agreement required by this Article within ten days of written request thereof by Lessor or such holder of an Encumbrance.

                                   ARTICLE 33
                  SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE
                  ---------------------------------------------

         At the request from time to time by one or more holders of an Encumbrance that may hereafter be placed upon the Leased Property or any part thereof, and any and all renewals, replacements, modifications, consolidations, spreaders and extensions thereof, Lessee will subordinate this Lease and all of Lessee's rights and estate hereunder to each such Encumbrance and will attorn to and recognize such holder (or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such Encumbrance or a holder by a deed in lieu of foreclosure, as the case may be) as Lessor under this Lease for the balance of the Term then remaining, subject to all of the terms and provisions of this Lease; provided that each such holder simultaneously with or prior to recording any such Encumbrance executes and delivers a written agreement in recordable form (a) consenting to this Lease and agreeing that, notwithstanding any such other lease, mortgage, deed of trust, right, title or interest, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under, pursuant to or affecting any of the foregoing, Lessee shall not be disturbed in peaceful enjoyment of the Leased Property nor shall this Lease be terminated or canceled at any time, except in the event Lessor shall have the right to terminate this Lease under the terms and provisions expressly set forth herein; (b) agreeing that it will be bound by all the terms of this Lease (including, without limitation, all terms with respect to Lessee's rights to purchase or substitute for the Leased Property), perform and observe all of Lessor's obligations set forth herein; and (c) agreeing that all proceeds of the casualty insurance described in Article 13 of this Lease and all Awards described in Article 14 will be made available to Lessor for restoration of the Leased Property as and to the extent required by this Lease, subject only to reasonable regulation regarding the manner of disbursement and application thereof. Lessee agrees to execute and deliver to Lessor or the holder of an Encumbrance any written agreement required by this Article within ten days of written request thereof by Lessor or such holder of an Encumbrance. Lessee agrees to execute from time to time, at the request of Lessor, an institutional investor of Lessor's or a Facility Mortgagee, a certificate setting forth any defaults of Lessor hereunder and the dates through which Rent has been paid and such other matters as may be reasonably requested.

                                   ARTICLE 34
                                 EXTENDED TERMS
                                 --------------

         If no Event of Default shall have occurred and be continuing, Lessee is hereby granted the right to extend the Term of this Lease for three additional, consecutive five-year periods (each such period, an "Extended Term") for a maximum possible Term of 26 years, seven months, three days, by giving written notice to Lessor of each such extension at least 180 days, but not more than 270 days, prior to the expiration of the then-current Term; subject, however, to the provisions of Section 13.7 hereof. Lessee may not exercise its option for more than one Extended Term at a time. During each Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect, except that the Minimum Rent for and during each of the Extended Terms shall be the Fair Market Rental Value on the first day of such Extended Term. In any event, the Minimum Rent shall continue to be increased throughout the Extended Terms in accordance with the provisions of Section 2.1(b) hereof.

                                   ARTICLE 35
                                  MISCELLANEOUS
                                  -------------

         35.1 NO WAIVER. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of the Rent during the continuance of any such breach, shall constitute a waiver of any such breach or any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         35.2 REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

         35.3 SURRENDER. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

         35.4 NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or (b) such leasehold estate and the fee estate in the Leased Property.

         35.5 TRANSFERS BY LESSOR. If Lessor or any successor owner of the Leased Property shall convey the Leased Property in accordance with the terms hereof, other than as security for a debt, the grantee or transferee of the Leased Property shall expressly assume all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer including, without limitation, all terms with respect to Lessee's rights to purchase or substitute for the Leased Property), and shall be reasonably capable of performing the obligations of Lessor hereunder and Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

         35.6 GENERAL. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee and Lessor against the other arising out of or relating to this Lease and arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of Alabama, but not including its conflict of laws rules. This Lease may be executed in one or more counterparts, each of which shall be an original but, when taken together, shall constitute but one document.

         35.7 MEMORANDUM OF LEASE. Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease in form suitable for recording under the laws of the state in which the Leased Property is located in which reference to this Lease, and all options contained herein, shall be made.

         35.8 TRANSFER OF LICENSES. Upon the expiration or earlier termination of the Term, Lessee shall take all action necessary or appropriate to effect (or useful in effecting) the transfer, to the extent permitted by any Legal Requirement, to Lessor or Lessor's nominee of all licenses, operating permits and other governmental authorizations and all service contracts which may be necessary or useful in the ownership of the Facility and which relate exclusively to the Facility which have not previously been transferred or assigned to Lessor other than permits or licenses which pertain to the operation of Lessee's business.

                                   ARTICLE 36
                                GLOSSARY OF TERMS
                                -----------------

         36.1 For purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article 36 have the meanings assigned to them in this Article 36 and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, (c) all references in this Lease to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision, (e) the word "including" shall mean "including without limitation," and (f) all consents required of Lessor hereunder shall be in Lessor's sole and absolute discretion, unless otherwise specifically set forth herein. For purposes of this Lease, the following terms shall have the meanings indicated:

         "AAA" means the American Arbitration Association.

         "Additional Charges" has the meaning set forth in Section 2.3 hereof together with all other items specifically included as "Additional Charges" in this Lease.

         "Adjusted Minimum Purchase Price - Proposed Sale" means the sum of (i) the Minimum Purchase Price and (ii) the greater of (A) $500,000 and (B) 0.15 TIMES the excess, if any, of the Fair Market Value of the Leased Property over the Minimum Purchase Price.

         "Adjusted Minimum Purchase Price - Third Party" means the sum of (i) the Minimum Purchase Price and (ii) the greater of (A) $500,000 and (B) 0.15 TIMES the excess, if any, of the Third Party Offer Price over the Minimum Purchase Price.

         "Adjustment Date" has the meaning set forth in Section 2.1(b) hereof.

         "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with Lessee. For the purposes of this definition, "control", as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

         "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of Birmingham, Alabama are closed.

         "Capital Additions" means one or more new buildings or one or more additional structures annexed to any portion of any of the Leased Improvements, which are constructed on any parcel or portion of the Land during the Term, including the construction of a new wing or new story, or the rebuilding of the existing Leased Improvements or any portion thereof not normal, ordinary or recurring to maintain the Leased Property, excluding, however, any construction governed by the provisions of Article 13.

         "Capital Addition Cost" means the cost of any Capital Additions proposed to be made by Lessee whether paid for by Lessee or Lessor. Such cost shall include and be limited to (a) the cost of construction of the Capital Additions, including site preparation and improvement, materials, labor, supervision and certain related design, engineering and architectural services and the cost of any fixtures, construction financing and miscellaneous items approved in writing by Lessor, (b) if agreed to by Lessor in writing in advance, the cost of any land contiguous to the Leased Property purchased for the purpose of placing thereon the Capital Additions or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same, (c) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Additions during construction, (d) the cost of title insurance, (e) reasonable fees and expenses of legal counsel and accountants, (f) filing, registration and recording taxes and fees, (g) documentary stamp taxes, if any, (h) environmental assessments and boundary surveys and (i) all reasonable costs and expenses of Lessor and any Lending Institution which has committed to finance the Capital Additions, including, (A) the reasonable fees and expenses of their respective legal counsel, (B) all printing expenses, (C) the amount of any filing, registration and recording taxes and fees, (D) documentary stamp taxes, if any,
(E) title insurance charges, appraisal fees, if any, (F) rating agency fees, if any, and (G) commitment fees, if any, charged by any Lending Institution advancing or offering to advance any portion of the financing for such Capital Additions.

         "Cash Adjustment" has the meaning set forth in Section 20.1(d).

         "Cash Flow Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) Net Income for the twelve-month period ending at the end of such quarter to (b) Total Rent payable in respect of such twelve-month period, as evidenced by Financial Statements covering such period.

         "Charge" has the meaning set forth in Article 11 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commencement Date" has the meaning set forth in Article 1.

         "Condemnation" means the transfer of all or any part of the Leased Property as a result of (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

         "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         "Consolidated Financial Statements" means for any fiscal year or other accounting period for Lessee and its respective consolidated Affiliates, audited statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year of Lessee to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year of Lessee, and prepared in accordance with generally accepted accounting principles consistently applied, except as noted.

         "Consumer Price Index" or "CPI" means the Consumer Price Index for All Urban Consumers for the U.S. City Average for all Items (1982-1984=100) as published by the United States Department of Labor, Bureau of Labor Statistics. If the manner in which the Consumer Price Index is determined by the Bureau of Labor Statistics shall be substantially revised (including a change in the base index year), an adjustment shall be made by Lessor in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued or otherwise, or if equivalent data is not readily available to enable Lessor to make the adjustment referred to in the preceding sentence, Lessor will substitute therefor a comparable index reasonably acceptable to Lessee based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, or if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication.

         "Credit Enhancements" means all cash collateral, security deposits, security interests, letters of credit, pledges, prepaid rent or other sums, deposits or interests held by Lessee, if any, to secure obligations with respect to the Leased Property, the Tenant Leases or the Tenants.

         "Current Yield" means as of any date the annual Minimum Rent, as adjusted from time-to-time pursuant to the terms of this Lease, divided by the sum of (i) the purchase price as set forth in the Purchase and Sale Agreement plus (ii) all Capital Additions Costs paid for or financed by Lessor which have not been repaid by Lessee.

         "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

         "Encumbrance" has the meaning set forth in Article 32.

         "Event of Default" has the meaning set forth in Section 15.1.

         "Extended Term" has the meaning set forth in Section 34.

         "Facility" means the building, to be operated on the Leased Property commonly known as Havenwyck Hospital.

         "Facility Mortgage" has the meaning set forth in Section 12.1.

         "Facility Mortgagee" has the meaning set forth in Section 12.1.

         "Fair Market Added Value" means the Fair Market Value (as hereinafter defined) of the Leased Property (including all Capital Additions) less the Fair Market Value of the Leased Property determined as if no Capital Additions paid for by Lessee without financing by Lessor had been constructed.

         "Fair Market Rental Value" means the fair market rental value of the Leased Property or any Substitute Property, (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Article 28 or in such other manner as shall be mutually acceptable to Lessor and Lessee, and (c) not taking into account any reduction in value resulting from an indebtedness to which the Leased Property or Substitute Property may be subject.

         "Fair Market Value" means the fair market value of the Leased Property or any Substitute Property, including all Capital Additions, (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Article 28 or in such other manner as shall be mutually acceptable to Lessor and Lessee, and (c) not taking into account any reduction in value resulting from any indebtedness to which the Leased Property or such Substitute Property is subject or which encumbrance Lessee or Lessor is otherwise required to remove pursuant to any provision of this Lease or agrees to remove at or prior to the closing of the transaction as to which such Fair Market Value determination is being made. The positive or negative effect on the value of the Leased Property or Substitute Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any Encumbrance on the Leased Property or any Substitute Property, as the case may be, which is not so required or agreed to be removed shall be taken into account in determining such Fair Market Value.

         "Fair Market Value Purchase Price" means the Fair Market Value less the Fair Market Added Value.

         "Fiscal Year" means the 12-month period from July 1 to the next succeeding June 30.

         "Fixtures" has the meaning set forth in Article 1.

         "Full Replacement Cost" has the meaning set forth in Section 12.2.

         "Guarantor" means Ramsay Health Care, Inc., a Delaware corporation ,and owner of 100% of the issued and outstanding capital stock of Lessee.

         "Guaranty" means a guaranty of the obligations of Lessee hereunder, executed by Guarantor.

         "Hazardous Materials" means any substance, including asbestos or any substance containing asbestos, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, medical waste, chemicals, pollutants, effluents, contaminants, emissions or any other related materials and items included in the definition of hazardous or toxic wastes, materials or substances under any Hazardous Materials Law.

         "Hazardous Materials Law" means any law, regulation or ordinance relating to environmental conditions, medical waste and industrial hygiene, including the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Atomic Energy Act and all similar federal, state and local environmental statutes and ordinances, whether heretofore or hereafter enacted or effective and all regulations, orders, or decrees heretofore or hereafter promulgated thereunder.

         "Impositions" means, collectively, all taxes relating to the Leased Property, including all ad valorem, sales and use, gross receipts, action, privilege, rent (with respect to the Tenant Leases) or similar taxes, assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other rents and charges, excises, tax levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent (including all interest and penalties thereon due to any failure in payment by Lessee), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Lessor or Lessor's interest in the Leased Property, (b) the Rent, the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, the Leased Property or the Tenant Leases or use of the Leased Property or any part thereof; provided that nothing contained in this Lease shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor, (2) any transfer or net revenue tax of Lessor, (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any portion of the Leased Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Lease, any principal or interest on any Encumbrance on the Leased Property, except to the extent that any tax, assessment, tax levy or charge which Lessee is obligated to pay pursuant to this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1), (2) or (3) is levied, assessed or imposed expressly in lieu thereof.

         "Indebtedness" with respect to Lessee or Guarantor means: (i) any debt
(a) for borrowed money or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations and accounts payable and other obligations created or assumed in the course of business in connection with the obtaining of materials or services) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances or bank letters of credit issued to secure obligations of such person, or to secure the payment of bonds issued for the benefit of such person, whether contingent or otherwise; (ii) any debt of others described in the preceding clause (i) which such person has guaranteed or for which it is otherwise liable, (iii) the obligation of such person as lessee under any lease of property which is (a) reflected on such person's balance sheet as a capitalized lease or (b) an operating lease; and (iv) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

         "Initial Term" has the meaning set forth in Article 1.

         "Insurance Requirements" means all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

         "Land" has the meaning set forth in Article 1.

         "Lease" means this Lease.

         "Lease Amendment" has the meaning set forth in Section 9.3(b)(iv).

         "Leased Improvements" and "Leased Property" have the meanings set forth in Article 1.

         "Legal Requirements" means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications or alterations of or to the Leased Property, or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, actions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

         "Lending Institution" means any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, employees' welfare, pension or retirement fund or system, corporate profit-sharing or pension plan, college or university, or real estate investment company including any corporation qualified to be treated for federal tax purposes as a real estate investment trust having a net worth of at least $50,000,000.

         "Lessee" has the meaning set forth in the first paragraph of this Lease.

         "Lessor" has the meaning set forth in the first paragraph of this Lease.

         "Minimum Rent" has the meaning set forth in Section 2.1(a).

         "Minimum Purchase Price" means the sum of (i) $9,850,000, as such amount is increased at the rate of three percent compounded annually for each year (to be prorated for partial years) between the Commencement Date and the date of repurchase by Lessee, PLUS (ii) the sum of all Capital Addition Costs relating to the Leased Property paid for or financed by Lessor to the extent that as of the date of repurchase of the Leased Property such Capital Additions Costs have not been repaid by Lessee, MINUS (iii) the net amount (after deduction of all reasonable legal fees and other costs and expenses, including expert witness fees, incurred by Lessor in connection with obtaining any such award or proceeds) of all Awards received and retained by Lessor from Condemnation of the Leased Property and all insurance proceeds in excess of the costs of any restoration which are retained by Lessor, PLUS (ii)$300,000.

         "Net Income" of Lessee means, for any period, net income before federal and state taxes and interest expense paid or payable in respect of such period, PLUS amounts which, i the determination of net income for such period, have been deducted for amortization of debt discount in respect of Indebtedness of Lessee for borrowed money, depreciation of tangible assets, amortization of intangible assets, Total Rent payable in respect of such period, and management fees paid or payable to Guarantor in respect of such period, all as determined in accordance with generally accepted accounting principles consistently applied (except to the extent that this Lease shall be accounted for as an operating lease by Lessee.)

         "Officer's Certificate" means a certificate of Lessee signed by the Chairman of the Board of Directors, the President, any Vice President or another officer authorized to so sign by the Board of Directors or By-Laws of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any of the persons holding the foregoing offices.

         "Ordinary Course of Business" means the ordinary course of business for Lessee consistent with past custom and practice (including quantity and frequency).

         "Overdue Rate" means as of any date, a rate per annum equal to the Prime Rate as of such date, plus two percent, but in no event greater than the maximum rate then permitted under applicable law.

         "Payment Date" means any due date for the payment of the installments of Minimum Rent under this Lease.

         "Permitted Assignment for Security" means an assignment of Lessee's leasehold interest hereunder as collateral security for funded indebtedness of Lessee or an Affiliate of Lessee, pursuant to documentation which (i) expressly provides that such assignment and all rights of the assignee thereunder shall be subject and subordinate in all respects to the terms of this Lease, and to any Encumbrance upon the Leased Property then existing or thereafter granted or created by Lessor, provided that the holder of any such Encumbrance complies with Articles 32 and 33 hereof (including without limitation the provisions with respect to subordination and non-disturbance contained therein), (ii) obligates the assignee thereunder to execute and deliver reasonably appropriate documentation to evidence such subordination to Lessor and to the holder of any such Encumbrance, provided that such holder complies with the provisions of said Articles 32 and 33, and (iii) is otherwise approved by Lessor, which approval shall not be unreasonably withheld.

         "Permitted Exceptions" has the meaning set forth in Article 1 hereof.

         "Permitted Liens" means (i) the Permitted Exceptions, (ii) pledges or deposits made to secure payments of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (iii) liens imposed by mandatory provisions of law such as for materialmen, mechanics, warehousemen and other like liens arising in the Ordinary Course of Business, securing indebtedness whose payment is not yet due and payable, (iv) liens for taxes, assessments and governmental charges or levies if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided, (v) liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, duties or other similar charges, (vi) liens to secure purchase money indebtedness, so long as the indebtedness incurred to purchase the new asset is secured only by such asset, or (vii) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property; provided that such items do not impair the use of such property for the purposes intended, none of which is violated by existing or proposed structures or land use.

         "Person" means a natural person, corporation, partnership, trust, association, limited liability company or other entity.

         "Primary Intended Use" has the meaning set forth in Section 6.2(a).

         "Prime Rate" means the annual rate reported by The Wall Street Journal, Eastern Edition (or, if The Wall Street Journal shall no longer be published or shall cease to report such rates, then a publication or journal generally acceptable in the financial industry as authoritative evidence of prevailing commercial lending rates) from time to time as being the prevailing prime rate (or, if more than one such rate shall be published in any given edition, the arithmetic mean of such rates). The prime rate is an index rate used by The Wall Street Journal to report prevailing lending rates and may not necessarily be its most favorable lending rate available. Any change in the Prime Rate hereunder shall take effect on the effective date of such change in the prime rate as reported by The Wall Street Journal, without notice to Lessee or any other action by Lessor. Interest shall be computed on the basis that each year contains 360 days, by multiplying the principal amount by the per annum rate set forth above, dividing the product so obtained by 360, and multiplying the quotient thereof by the actual number of days elapsed.

         "Proposed Sale" has the meaning set forth in Section 29.2.

         "Purchase and Sale Agreement" means the agreement dated as of even date herewith, between Lessee, as "Seller", and Lessor as "Purchaser" relating to the acquisition by Lessor of the Leased Property.

         "Related Leases" has the meaning set forth i Section 15(a).

         "Rent" means, collectively, the Minimum Rent and the Additional
Charges.

         "Request" has the meaning set forth in Section 9.3(a).

         "Substitution Date" has the meaning set forth in Section 20.1.

         "Substitute Properties" has the meaning set forth in Section 20.1.

         "Taking" means a taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

         "Tenant" means the lessees or tenants under the Tenant Leases, if any.

         "Tenant Leases" means all leases, subleases, assignments and other rental agreements (written or verbal, now or hereafter in effect), if any, that grant a possessory interest in and to any space in the Improvements, or that otherwise grant possessory or occupancy rights with regard to the Leased Property, and all Credit Enhancements, if any, held in connection therewith.

         "Term" means the Initial Term and any Extended Term as to which Lessee has exercised its options to extend contained in Article 34 hereof unless earlier terminated pursuant to the provisions hereof.

         "Third Party Offer" has the meaning set forth in Section 29.1.

         "Third Party Purchase Price" has the meaning set forth in Article 29.1.

         "Treasury Yield" means as of any date the weekly average yield on United States Treasury Securities - Constant Maturity Series issued by the United States Government, as most recently published by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519). If, with respect to the Treasury Yield, Lessor determines that the sale of Treasury Securities by the United States Government has been suspended, or Treasury Securities are not being offered for sale, or the weekly average yield is no longer printed by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) or for any other reason Lessor is not able to obtain a quotation from the Federal Reserve for the sale of such Treasury Securities, then Lessor will promptly give notice to Lessee and advise Lessee of a new index for determining the interest rate to be used in connection with this Lease, which rate, in the good faith judgment of Lessor, will be substantially equivalent to the Treasury Yield.

         "Unavoidable Delays" means delays due to strikes, lockouts, inability to procure materials after the exercise of reasonable efforts, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such other party under this Lease.

         "Unsuitable for Its Primary Intended Use" as used anywhere in this Lease, shall mean that, by reason of damage or destruction, or a partial Taking, in the good faith judgment of Lessee, reasonably exercised, the Facility cannot be profitably operated for its Primary Intended Use, taking into account, among other relevant factors, the number of usable suites and number and diversity of Tenants affected by such damage or destruction or partial Taking.

         IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized as of the date first written above.

                                     Lessor:

                                     CAPSTONE CAPITAL CORPORATION



                                     By /s/ John W. McRoberts
                                        --------------------------------
                                        John W. McRoberts
                                            President

                                     Lessee:

                                     HAVENWYCK HOSPITAL, INC.



                                     By: /s/ Jorge Rico
                                        -----------------------------------
                                     Name:  Jorge Rico
                                           --------------------------------
                                     Title: Vice President
                                           --------------------------------

                                    EXHIBIT A

                              PROPERTY DESCRIPTION

(Parcel 1)

Situated in the City of Auburn Hills, Oakland County, Michigan, described as:

Part of the Northwest 1/4 of Section 23, Town 3 North, Range 10 East, being more particularly described as follows: Beginning at a point which is North 00 degrees 13 minutes 10 seconds East 1360.94 feet along the West line of Section 23, which is also the East line of Assessor's Plat No. 104 (liber 48, page 26 and 26a, Oakland County Records) from the West 1/4 corner of Section 23, Town 3 North, Range 10 East; thence along the West line of Section 23, 897.98 feet; thence North 89 degrees 00 minutes 00 seconds East 270.00 feet; thence South 65 degrees 09 minutes 27 seconds East 538.14 feet; thence South 39 degrees 10 minutes 58 seconds East 292.62 feet; thence South 01 degrees 26 minutes 00 seconds West 135.00 feet; thence along the center line of Mt. Clemens Road (University Drive), Southwesterly 177.16 feet along a curve concave curve to the Northwest (Radius of 1084.04 feet, central angle 09 degrees 21 minutes 50 seconds, long chord bears South 67 degrees 41 minutes 35 seconds West 176.97 feet), and South 72 degrees 22 minutes 30 seconds West 817.91 feet to the point of beginning.

Excepting the following described parcel for University Drive Right-of-Way.

Beginning at a point which is North 00 degrees 13 minutes 10 seconds East, 1360.94 feet along the West line of said Section 23, which is also the east line of Assessor's Plat No. 104 (liber 48, page 26 and 26a, Oakland County Records) from the West 1/4 corner of said Section 23; thence continuing along the West line of said Section 23, North 00 degrees 13 minutes 10 seconds East 63.14 feet; thence North 72 degrees 04 minutes 17 seconds East 867.83 feet; thence 128.76 feet along the arc of a curve to the left having a radius of 825.00 feet passing through a central angle of 08 degrees 56 minutes 32 seconds with a long chord bearing of North 67 degrees 36 minutes 01 seconds, East 128.63 feet; thence South 01 degrees 26 minutes 00 seconds West, 64.50 feet; thence 177.16 feet along the arc of a curve to the right having a radius of 1084.04 feet passing through a central angle of 09 degrees 21 minutes 50 seconds with a long chord bearing of South 67 degrees 41 minutes 35 seconds West, 176.97 feet; thence South 72 degrees 22 minutes 30 seconds West, 817.91 feet to the point of beginning.

Parcel Identification No. 14-23-101-007
Commonly known as: 1525 University Drive

(Parcel 2)

Situated in the City of Auburn Hills, Oakland County, Michigan, described as:

Part of the Northwest 1/4 of Section 23, Town 3 North, Range 10 East, described as beginning at a point in the center line of Mt. Clemens Road located North 00 degrees 13 minutes 10 seconds East 1360.94 feet along the West line of Section 23, which is also the East line of Assessor's Plat No. 104 and North 72 degrees 22 minutes 30 seconds East 751.66 feet along the center line of Mt. Clemens Road from the West 1/4 corner of said Section 23; thence from said point of beginning North 72 degrees 22 minutes 30 seconds East 66.25 feet along the centerline of Mt. Clemens Road; thence on a curve to the left (radius 1084.04) feet, delta angle 9 degrees 46 minutes 41 seconds, Long Chord North 67 degrees 29 minutes 09 seconds East 184.78 feet) an arc distance of 185.00 feet along the center line of Mt. Clemens Road; thence South 26 degrees 21 minutes 20 seconds East 281.15 feet; thence South 61 degrees 44 minutes 10 seconds West 205.78 feet to the center line of Doris Road; thence North 34 degrees 27 minutes 10 seconds West
313.56 feet along the center line of Doris Road to the point beginning. Subject to the rights of the public and of any governmental unit in any part thereof taken, used or deeded for street, road or highway purposes.

Containing 1.520 acres more or less.

Parcel Identification No.  14-23-102-001
Commonly known as:  1360 Doris Road

(Parcel 3)

The East 190.75 feet of Lot 1 and all of Lot 2, Assessor's Plat No. 104 as recorded in Liber 48, Pages 26 and 26a of Plats, Oakland County Records, more particularly described as: Beginning at the Southeast corner of Lot 2; thence South 69 degrees 39 minutes 05 seconds West along the centerline of University Drive 540.97 feet; thence North 01 degrees 40 minutes 58 seconds West 1,472.03 feet; thence North 88 degrees 14 minutes 06 seconds East 512.52 feet to a point on the East line of Section 23; thence along said section line South 01 degrees 40 minutes 58 seconds East 1,299.64 feet to the point of beginning.

Excepting the following 2 parcels for University Drive Right-of-Way:

Commencing at the Southeasterly corner of Lot 1, "Assessor's Plat No. 104", subdivision of part of the Northeast 1/4 and part of the Southeast 1/4, Section 22, Town 3 North, Range 10 East, City of Pontiac, Oakland County, Michigan and recorded in Liber 48 of Plats, Pages 26, and 26a, Oakland County Records, said Southeasterly corner being on the centerline of University Drive (variable width); thence North 01 degrees 40 minutes 58 seconds West, 34.83 feet along the Easterly line of said Lot 1, also being the Westerly line of Lot 2 of said "Assessor's Plat Not 104", to the point of beginning; thence South 69 degrees 39 minutes 05 seconds West 201.34 along the existing Northwesterly Right-of-Way line of University Drive; thence North 01 degrees 40 minutes 58 seconds West
28.50 feet along the Westerly line of the Easterly 190.75 feet of said Lot 1; thence North 69 degrees 39 minutes 05 seconds East 201.34 feet; thence South 01 degrees 40 minutes 58 seconds East 28.50 feet along said Easterly line of Lot 1 to the point of beginning. Being a part of said Lot 1, also being 27.00 feet in width and containing 5,436 square feet of land. Also being subject to easements and restrictions of record, if any.

Commencing at the Southwesterly corner of Lot 2, "Assessor's Plat No. 104" a subdivision of part of the Northeast 1/4 and part of the Southeast 1/4, Section 22, Town 3 North, Range 10 East, City of Pontiac, Oakland County, Michigan and recorded in Liber 48 of Plats, Pages 26 and 26a, Oakland County Records, said Southwesterly corner being on the centerline of University Drive (variable width); thence North 01 degrees 40 minutes 58 seconds West, 34.83 feet along the Westerly line of said Lot 2, also being the Easterly line of Lot 1 of said "Assessor's Plat No. 104" to the point of beginning; thence continuing North 01 degrees 40 minutes 58 seconds East 28.50 feet along said Westerly line of Lot 2; thence North 69 degrees 39 minutes 05 seconds East 339.63 feet; thence South 01 degrees 40 minutes 58 seconds East 28.50 feet along the Easterly line of said Lot 2, also being the Easterly line of said "Assessor's Plat No. 104", also being the East line of said Section 22, also being the Easterly limits of the City of Pontiac; thence South 69 degrees 39 minutes 05 seconds West, 339.63 feet along the existing Northwesterly Right- of-Way line of University Drive to the point of beginning. Being a part of said Lot 2, also being 27.00 feet in width and containing 9.170 square feet of land. Also being subject to easements and restrictions of record, if any.

Subject to the riparian rights of the public in Galloway Lake.

                                    EXHIBIT B

                              PERMITTED EXCEPTIONS

1.       Payment of any taxes not yet due and payable.

2. Subject to that certain Right-of-Way granted to the City of Auburn Hills over the Northwesterly 10.30 feet of the Southeasterly 60.30 feet of Parcel 1, bordering University Drive, as more fully described in an unrecorded Quit Claim Deed wherein Havenwyck Hospital, Inc. is the grantor, dated May 25, 1995.

3. Subject to that certain Right-of-Way granted to the City of Pontiac over the Northwesterly 27 feet of the Southeasterly 60 feet of Parcel 3, bordering University Drive, as more fully described in an unrecorded Warranty Deed wherein Michigan Psychiatric Services, Inc., a/k/a Havenwyck Hospital, a Michigan Corporation is the grantor, dated December 5, 1997.

4. Rights of the public and of any governmental unit in any part thereof taken, used or deeded for street, road or highway purposes for Doris Road.

         (Parcel 2)

5. Rights, if any, of riparian owners and the public to use the surface, sub-surface and bed of Galloway Lake for purposes of navigation and recreation.

         (Parcels 1 and 3)

6. Any adverse claims based on the assertion that the bed of Galloway Lake has changed location as a result of other than natural causes.

         (Parcels 1 and 3)

7. Easement for and right to erect, construct and maintain a line of poles and ancillary equipment vested in the Michigan State Telephone Company by instrument dated February 1, 1917 and recorded February 28, 1917 in liber 3 of Miscellaneous Records, page 232.

         (Parcels 1 and 2)

8. Subject to easement for highway purposes as to University Drive and the terms, conditions and provisions contained therein vested in the Board of County Road Commissioners of the County of Oakland by instrument dated October 22, 1952 and recorded December 4, 1952 in liber 2943, page 32.

         (Parcels 1 and 2)

9. Easement for the installation, repair, replacement and maintenance of sanitary sewer lines vested in the Charter township of Pontiac, a Michigan constitutional corporation, by instrument dated September 3, 1982 and recorded September 28, 1982 in liber 8248, page 127.

         (Parcel 1)

10. Easement for the installation, repair, replacement and maintenance of watermain lines vested in the Charter Township of Pontiac, a Michigan constitutional corporation, by instrument dated September 3, 1982 and recorded September 28, 1982 in liber 8248, page 129.

         (Parcel 1)

11. Easement for the construction, operation, maintenance, repair and/or replacement of the Joachim Drain and the terms, conditions and provisions contained therein vested in the Joachim Drain Drainage District by instrument dated April 26, 1983 and recorded May 25, 1983 in liber 8382, page 750 and by instrument dated April 26, 1983 and recorded May 25, 1983 in liber 8382, page 755.

         (Parcel 1)

12. The following matters as disclosed by survey prepared by Johnson & Anderson, Inc., dated October 18, 1988 and last revised on September 15, 1997, Job No. 12917, latest revision September 10, 1998.

         (Parcel 1)

         a) concrete curb at the West side of subject property.

         b) unrecorded 10 foot wide easement given to the City of Auburn Hills.

         c) existing 8" water main reserved over subject property.

         d) existing 10" sanitary sewer line reserved over subject property.

         e) sanitary manhole(s) reserved over subject property.

         f) existing storm sewers and manholes reserved over subject property.

         g) 6' chain link fence encroaching on University Drive Right of Way.

13. Rights, if any, of others to the use of existing bituminous parking at West side of Parcel 1 as disclosed by survey of Johnson & Anderson, Inc., dated October 18, 1988 and last revised on September 15, 1997, Job No. 12917, latest revision September 10, 1998.

         (Parcel 1)



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14.      Gas main, water main, hydrant, utility poles and storm drain as disclosed on survey prepared by Johnson & Anderson, Inc., being Job No. 12919 dated October 18, 1988, latest revision September 10, 1998.

         (Parcel 2)

15. Encroachment of bituminous parking and curb over the property adjoining Parcel 2 to the South, disclosed in the survey prepared by Johnson & Anderson, Inc., Job No. 12918, dated October 18, 1988.

         (Parcel 2)

16. Easement for the construction and maintenance of sewers, drains or water mains vested in the City of Pontiac, a municipal corporation, by instrument dated December 30, 1961 and recorded January 22, 1962 in liber 4267, page 475 and by instrument dated December 30, 1961, recorded January 22, 1962 in liber 4267, page 479.

         (Parcel 3)

17. Agreement with easements and restrictions in favor of Michigan Bell Telephone Company for the installation and maintenance of communication facilities and ancillary equipment as contained in the instrument recorded in liber 4897, page 114.

         (Parcel 3)

18. Easement for the construction, operation, maintenance, repair and/or replacement of the Joachim Relief Drains and the terms, conditions and provisions contained therein vested in the Joachim Relief Drains Drainage District by instrument dated April 13, 1972 and recorded May 15, 1972 in liber 5866, page 317, and by instrument recorded __________ on in liber 8382, page 755.

         (Parcel 3)

19. Easement for the construction, operation, maintenance, repair and/or replacement of the Joachim Drain and the terms, conditions and provisions contained therein vested in the Joachim Drain Drainage District by instrument dated July 19, 1983 and recorded August 10, 1983 in liber 8440, page 5 and by the instrument dated July 18, 1983, recorded August 10, 1983 in liber 8440, page 12, and by instrument recorded ___________ in liber 8413, page 700.

         (Parcel 3)

20. Easement for Drainage Purposes granted to the City of Auburn Hills, as more fully described in an unrecorded Quit Claim Deed wherein Havenwyck Hospital is the grantor, dated May 25, 1995.

         (Parcel 3)



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



21. Rights of others to use the bituminous drive for ingress and egress to and from the Havenwyck Hospital parking lot, if any, as disclosed on survey prepared by Johnson & Anderson, Inc., Job No. 12918, dated October 18, 1988, latest revision September 10, 1998.

         (Parcel 3)

22. Encroachment of bituminous parking lot on the Easterly portion of the property as disclosed on survey prepared by Johnson & Anderson, Inc., Job No. 12918, dated October 18, 1988, last revision September 10, 1998.

         (Parcel 3)

23.      Rights or claims of parties in possession not shown of record.

24. Should the deed required in schedule B, Section I, Paragraph 4,5 and 6, contain the statement provided for in Section 109 (3) of the Subdivision Control Act of 1967, as amended, the policy(s) to be issued pursuant to this Commitment will contain the following exception:

         Terms, conditions and provisions contained in the instrument recorded ____________ in Liber __________, Page __, as same pertain to the transfer of divisions under Section 109(3) of the Subdivision Control Act of 1967, as amended.

25. Liens for any tax and/or assessment which become due and payable on or after the effective date of this Commitment.

26. Written leases with third party tenants for office space within the Property.

27. Lease between Havenwyck Hospital, Inc. and Mamoun DabGaugh, M.D., dated January 4, 1997.

28. Lease between Havenwyck Hospital, Inc. and Srinivasa R. Kodali, M.D., dated January 26, 1996.

29. Lease between Havenwyck Hospital, Inc. and Doopyo Hong, M.D., dated January 8, 1993.

30. Lease between Havenwyck Hospital, Inc. and James W. Johnson, M.D., dated January 8, 1996.












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


                                    EXHIBIT C

                                     REPAIRS

1. The house located on the Property west of the main hospital is in very bad repair. It is not secure and is most likely a health hazard. Some hospital material is stored in this house, including some chemicals. A great deal of time and effort would be required to bring the house back to use. DEC recommends that this house be well secured or razed. Also, chemical stored in the house should be returned to the main hospital for proper storage.

2. The property adjoining the parcel on which the former residence is located has dumped asphalt shingles onto the Property. These should be removed and properly disposed.

3. A large amount of waste has been dumped on the western portion of the Property. A considerable amount of waste is concentrated at the northeast corner of that parcel that contains the ballfield and consists of mattresses, wood, tires and some household trash. This waste pile should be removed and disposed properly. Automobile and truck tires have also been dumped across the western portion of the Property and should be removed and properly disposed.

4. A former domestic fuel oil tank which had probably been converted to a grill was noted in the lake which is included in the western property, northwest of the main hospital. This should be removed from the lake and disposed properly.

































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